SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

PCTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A LETTER FROM OUR CEO

Dear Fellow Stockholders,

I would like to thank you for your investment in PCTEL. We appreciate your confidence in our business, and we look forward to delivering on our goals and driving growth and returns for you in the years to come.

The company had a challenging year in 2018 in both its precision antenna solutions and test and measurement product lines. These challenges arose primarily from wireless network operators reducing their spending on 4G networks in preparation for the capital expenditures required for 5G network deployments, and unanticipated reductions in demand for our small cell antennas by a major Chinese OEM. These challenges negatively affected our revenue in 2018, but we are confident that we are in rapidly-evolving markets with competent teams to grow the business and produce favorable returns for shareholders. PCTEL is known for solving complex RF problems. Wireless infrastructure, devices and applications require reliable connections, and the complexity of RF communications continues to increase across each of our targeted vertical markets.

In order to drive growth, in August 2018, the Company announced a strategic reorganization consolidating our operations to address the convergence in the industrial Internet of Things (“industrial IoT”), public safety and 4G infrastructure markets and the emergence of new technologies such as 5G. As part of the reorganization, the Company consolidated its engineering, business development, sales and marketing, and operational general and administrative functions. This consolidation allowed the Company to institute best practices across both product lines and has allowed us to optimize our research and development investments to focus on strategic areas. The Company began reporting as a single segment in the fourth quarter of 2018 as a result of the reorganization.

Our long-term strategy is to leverage our antenna and RF expertise to provide turnkey industrial IoT solutions, such as ruggedized access points and remote wireless industrial sensors for utilities, factories, fleet management and logistics markets. By extending our capabilities to provide industrial IoT solutions beyond antennas, we strengthen our relationships with customers. High performance antennas and testing systems will continue to be important to serve industrial IoT, public safety, 5G, enterprise Wi-Fi and fleet customers. PCTEL is well positioned to serve and grow with these markets.

Your vote is important. Whether or not you plan on attending the annual meeting, we encourage you to vote your shares to make certain that you are represented at the meeting.

Sincerely,

David A. Neumann
Chief Executive Officer

Bloomingdale, IL

April 16, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 29, 2019

4:00 p.m.

To Our Stockholders:

The 2019 annual meeting of stockholders of PCTEL, Inc., a Delaware corporation, will be held on Wednesday, May 29, 2019 at 4:00 p.m. local time at our headquarters, located at 471 Brighton Drive, Bloomingdale, Illinois 60108, for the following purposes:

1.   The election of the two Class II director nominees named in the proxy statement to serve as directors for three-year terms that will expire at the 2022 annual meeting of stockholders;

2.    The approval of the PCTEL, Inc. 2019 Stock Incentive Plan;

3.    The approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan;

4.    A non-binding advisory vote to approve the Company’s named executive officer compensation;

5.    The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

6.    The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 3, 2019 are entitled to notice of, and to vote at, the meeting.

The Company now qualifies as a “smaller reporting company,” as a result of changes to that definition under Securities and Exchange Commission regulations, and the Company is providing scaled disclosure on that basis in the proxy statement accompanying this notice and in its periodic reports filed since January 1, 2019.

Your participation in the annual meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of April 3, 2019 or a valid proxy showing that you are representing a stockholder entitled to vote at the meeting.

Sincerely,

Shelley J. Bacastow
Vice President, General Counsel and Corporate Secretary

Bloomingdale,	IL
April	16, 2019

YOUR VOTE IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE

BY FOLLOWING THE INSTRUCTIONS LOCATED ON THE NOTICE OF INTERNET

AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 29, 2019: The Proxy Statement and Annual Report for the fiscal year ended December 31, 2018 are available electronically free of charge at http://www.proxyvote.com.

PCTEL, INC.

471 Brighton Drive

Bloomingdale, Illinois 60108

PROXY STATEMENT FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of PCTEL, Inc. is soliciting proxies for the 2019 annual meeting of stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Our Board of Directors has set April 3, 2019 as the record date for the meeting. Stockholders of record at the close of business on April 3, 2019 are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 18,433,318 shares of our common stock outstanding on the record date. On the record date, the closing price of our common stock on the Nasdaq Global Select Market was $5.05 per share.

This proxy statement is being made available on or about April 16, 2019 to stockholders entitled to vote at the meeting.

In this proxy statement:

•	“We,” “Company,” and “PCTEL” each means PCTEL, Inc.

•	If you hold shares in “street name,” it means that your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization and record ownership is not in your name.

•	“SEC” means the Securities and Exchange Commission.

•

“Beneficial ownership” of stock generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control, and/or an economic or “pecuniary” interest, in the shares through an agreement or relationship.

QUESTIONS AND ANSWERS

Q:	When and where is the annual meeting?

A:	Our annual meeting of stockholders is being held on Wednesday, May 29, 2019 at 4:00 p.m. local time at our headquarters located at 471 Brighton Drive, Bloomingdale, Illinois 60108.

Q:	Why did I receive a “Notice Regarding the Availability of Proxy Materials”?

A:

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our annual meeting. On or about April 16, 2019, we mailed a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) to our stockholders of record at the close of business on April 3, 2019. The Notice of Availability contains instructions on how to access our proxy materials and vote online or how to vote in person or by mail. The Notice of Availability also contains a control number that you will need to vote your shares.

Q:	How do I request paper copies of the proxy materials?

A:

You may request, free of charge, paper copies of the proxy materials for the annual meeting by following the instructions listed on the Notice of Availability. In addition, we will provide you, free of charge, a copy of our Annual Report on Form 10-K, upon written request sent to PCTEL, Inc., 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: Shelley J. Bacastow, Corporate Secretary. Our Annual Report on Form 10-K is also available on our website at www.pctel.com in the Investors section.

Q:	What information is included in this proxy statement?

A:

This proxy statement describes issues on which we would like you, as a stockholder, to vote. It gives you information on these issues so that you can make an informed decision. This proxy statement also outlines the means by which you can vote your shares.

Q:	How do proxies work?

A:

The Board of Directors is requesting your proxy. Giving your proxy means that you authorize each of the persons named as proxies therein (David A. Neumann and Kevin J. McGowan) to vote your shares at the annual meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and submit a proxy but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board’s recommendations. The Board’s recommendations are set forth in the Summary of Proposals on page 7 and are explained in greater detail on pages 9 to 27. Giving your proxy also means that you authorize the persons named as proxies to vote on any other matter properly presented at the annual meeting in such manner as they determine. We are not aware of any other matters to be presented at the annual meeting as of the date of this proxy statement.

Q:	What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record?

A:

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. A beneficial owner may also attend the annual meeting and vote in person by following the instructions in the answer to the question “How do I vote?” below.

If your shares are registered directly in your name, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to persons designated by the Company (as specified in the answer to the immediately preceding question) or to a third party, or to vote in person at the annual meeting.

Q:	What am I voting on?

A:	You are being asked to vote on the following proposals:

•	The election of the two Class II director nominees named in this proxy statement to serve as directors for three-year terms that will expire at the 2022 annual meeting of stockholders (Proposal #1);

•	The approval of the PCTEL, Inc. 2019 Stock Incentive Plan (Proposal #2);

•	The approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan (Proposal #3);

•	A non-binding advisory vote to approve the Company’s named executive officer compensation (Proposal #4); and

•	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal #5).

Q:	How do I vote?

A:

If you are a stockholder of record, you may vote by proxy or in person at the annual meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: (1) voting online at the Internet site address listed on your proxy card; (2) calling the toll-free number listed on your proxy card; or (3) mailing your signed and dated proxy card in the self-addressed envelope provided. If you received only the Notice of Availability by mail, you may vote your shares online at the Internet site address listed on your Notice of Availability or in person at the annual meeting. You will need the control number indicated on the Notice of Availability that you receive in order to vote your shares. You may also request a paper copy of our proxy materials by following the procedures outlined above or in the Notice of Availability. Even if you plan to attend the annual meeting, we recommend that you vote by proxy prior to the annual meeting. You can always change your vote as described below.

If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you hold your shares in street name and plan to attend the annual meeting and vote in person, you must bring a legal proxy from the stockholder of record indicating that you were the beneficial owner of the shares on the record date in order to vote in person.

Q:	What does it mean if I receive more than one Notice of Availability or set of proxy materials?

A:

You may receive more than one Notice of Availability or more than one paper copy of the proxy materials, depending on how you hold your shares. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Availability or a separate set of proxy materials for each brokerage account in which you hold your shares. To vote all of your shares by proxy, you must vote at the Internet site address listed on the Notices of Availability or your proxy cards, call the toll-free number listed on your proxy cards, or sign, date and return each proxy card that you receive. You will need the control number indicated on each Notice of Availability that you receive in order to vote the shares in the respective accounts.

Q:	What if I change my mind after I return my proxy?

A:	You may revoke your proxy (that is, cancel it) and change your vote prior to the annual meeting by:

•	Signing and returning another proxy card with a later date if you are a stockholder of record;

•	Voting in person at the meeting, but if you hold your shares in street name, you must request a legal proxy from your broker or nominee; or

•	Voting again via the Internet or by telephone. Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on Tuesday, May 28, 2019.

Q:	What is a “broker non-vote”?

A:

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on routine matters (such as the ratification of the appointment of our independent registered public accounting firm (Proposal #5)), but not on non-routine matters (such as the election of directors (Proposal #1), the approval of the PCTEL, Inc. 2019 Stock Incentive Plan (Proposal #2), the approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan (Proposal #3), and the non-binding advisory vote to approve the Company’s named executive officer compensation (Proposal #4)) without specific instructions from their clients. Thus, because the proposals to be acted upon at the meeting consist of both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matter, but expressly states that the broker is NOT voting on the non-routine matters. The vote with respect to any non-routine matter is referred to as a “broker non-vote.” A broker non-vote may also occur with respect to routine matters if the broker expressly instructs on the proxy card that it is not voting on a certain matter.

Q:	How are broker non-votes counted?

A:

Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal, whether such proposal is a routine or non-routine matter.

Q:	Will my shares be voted if I do not submit a proxy?

A:	Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Beneficial owners — If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal #1), the approval of the PCTEL, Inc. 2019 Stock Incentive Plan (Proposal #2), the approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan (Proposal #3), and the non-binding advisory vote to approve the Company’s named executive officer compensation (Proposal #4), all of which are considered “non-routine” matters. If you do not provide specific voting instructions, the broker, trustee or nominee that holds your shares cannot vote on these non-routine matters. The broker, trustee or nominee that holds your shares will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal #5), which is considered a routine matter.

Q:	How do I attend the annual meeting?

A:

The 2019 annual meeting of stockholders will be held on Wednesday, May 29, 2019, at our headquarters located at 471 Brighton Drive, Bloomingdale, Illinois 60108, at 4:00 p.m. local time. You are entitled to attend the annual meeting only if you were a PCTEL stockholder as of the close of business on April 3, 2019 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, we will verify your name against the list of stockholders of record on the record date prior to admitting you to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 3, 2019, a copy of the voting instruction form furnished to you, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, we will not admit you to the annual meeting.

Q:	How many votes can be cast at the meeting?

A:

As of the record date, 18,433,318 shares of PCTEL common stock were outstanding. Each outstanding share of common stock entitles the holder of such share to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 18,433,318 votes that may be cast on each matter at the meeting.

Q:	What is a “quorum”?

A:

A “quorum” is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares outstanding on the record date. All completed and signed proxy cards, Internet votes, telephone votes and votes cast by those stockholders who attend the annual meeting in person, whether representing a vote FOR, AGAINST or ABSTAIN or a broker non-vote, will be counted toward the quorum.

Q:	What is the required vote for each of the proposals to pass?

A:	The required vote and effect of broker non-votes and abstentions are as follows:

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Broker Non-Votes	Effect of Abstentions

#1 Election of Directors	FOR ALL, WITHHOLD ALL or FOR ALL EXCEPT	A plurality of the common stock present in person or represented by proxy and entitled to vote	No effect	N/A

#2 Approval of the PCTEL, Inc. 2019 Stock Incentive Plan	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present, represented and entitled to vote	Treated as votes against	Treated as votes against

#3 Approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present, represented and entitled to vote	Treated as votes against	Treated as votes against

#4 Non-binding advisory vote to approve the named executive officer compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present, represented and entitled to vote	No effect	Treated as votes against

#5 Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present, represented and entitled to vote	Treated as votes against	Treated as votes against

Q:	Who is soliciting my vote?

A:

The Board of Directors is making this proxy solicitation and PCTEL will bear the entire cost of it, including the preparation, assembly, printing, posting and mailing of proxy materials. PCTEL may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. PCTEL expects Broadridge Financial Solutions, Inc. to tabulate the proxies. In addition to this solicitation, proxies may be solicited by the Company’s directors, officers and other employees by telephone, the Internet or fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Stockholders are entitled to present proposals for action and director nominations at the 2020 annual meeting of stockholders only if they comply with applicable requirements of the proxy rules established by the

SEC and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Corporate Secretary at the following address: 471 Brighton Drive, Bloomingdale, Illinois 60108, Attention: Shelley J. Bacastow, Corporate Secretary, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2020 annual meeting of stockholders that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than December 18, 2019, and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2020 annual meeting of stockholders outside the procedures of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws. We are not currently required to include such a proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the previous year’s annual meeting of stockholders. For purposes of the 2020 annual meeting of stockholders, this means that such proposals or nominations must also be received by December 18, 2019. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.

DISCRETIONARY VOTING AUTHORITY

The accompanying proxy card grants the proxy holders discretionary authority to vote on any business raised at the annual meeting. If you fail to comply with the advance notice provisions set forth above in submitting a proposal or nomination for the annual meeting of stockholders, the proxy holders will be allowed to use their discretionary voting authority if such a proposal or nomination is raised at that meeting.

SUMMARY OF PROPOSALS

The Board of Directors has included five proposals on the agenda for our 2019 annual meeting of stockholders. The following is a brief summary of the matters to be considered and voted upon by the stockholders.

Proposal #1: Election of Directors

The first proposal on the agenda for the annual meeting is the election of two Class II directors to serve until the 2022 annual meeting of stockholders. The Board of Directors has nominated Gina Haspilaire and M. Jay Sinder to serve as the Class II directors. The Company has three classes of directors with staggered three-year terms. Additional information about the election of directors and a biography of each nominee begins on page 9.

The Board of Directors recommends a vote “FOR” the election of each of the two nominees.

Proposal #2: Approval of the PCTEL, Inc. 2019 Stock Incentive Plan

The second proposal on the agenda for the annual meeting is the approval of the PCTEL, Inc. 2019 Stock Incentive Plan to make shares of PCTEL common stock available for grants pursuant to awards under such plan. The Board of Directors recommends this proposal to aid the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum effort for the success of the Company’s business. More information about this proposal begins on page 13.

The Board of Directors recommends a vote “FOR” approval of the PCTEL, Inc. 2019 Stock Incentive Plan.

Proposal #3: Approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan

The third proposal on the agenda for the annual meeting is the approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan to make shares of PCTEL common stock available for purchase by employees through accumulated payroll deductions pursuant to such plan. Encouraging employees to acquire equity ownership in PCTEL assures a closer alignment of the interests of participating employees in the ESPP with those of its stockholders. More information about this proposal begins on page 20.

The Board of Directors recommends a vote “FOR” approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan.

Proposal #4: Non-binding Advisory Vote to Approve the Company’s Named Executive Officer Compensation (“Say-on-Pay”)

The fourth proposal on the agenda for the annual meeting is a non-binding advisory vote on the Company’s compensation for its named executive officers, as described in this proxy statement. The Company’s overall philosophy is to offer competitive compensation opportunities that enable the Company to attract, motivate and retain highly-experienced executive officers who will provide leadership for the Company’s success and enhance stockholder value. The Company believes that its compensation for named executive officers, which includes short-term and long-term elements, fulfills this goal and is closely aligned with the long-term interests of its stockholders. More information about this proposal begins on pages 25.

The Board of Directors recommends a vote “FOR” approval of the Company’s Named Executive Officer Compensation.

Proposal #5: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The fifth proposal on the agenda for the annual meeting is the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. More information about this proposal begins on page 26.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Other Matters

Other than the proposals listed above, the Board of Directors does not currently intend to present any matters to be voted on at the meeting. The Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting, and you have signed and returned your proxy card or submitted proxy voting instructions on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL #1

ELECTION OF DIRECTORS

Board of Directors

PCTEL has three classes of directors elected to serve staggered three-year terms. There are currently two Class I directors whose terms are expiring at the 2021 annual meeting, two Class II directors whose terms will expire at this 2019 annual meeting, and three Class III directors whose terms will expire at the 2020 annual meeting.

Nominees

The Board of Directors has nominated Class II directors Gina Haspilaire and M. Jay Sinder for election at this 2019 annual meeting. Ms. Haspilaire joined the Board of Directors in 2015 and currently serves as Chair of the Compensation Committee and as a member of the Nominating and Governance Committee. Mr. Sinder joined the Board of Directors in 2014 and currently serves as Chair of the Audit Committee. The biographies of both nominees are set forth below in “Directors and Nominees.” If elected, each of the nominees will continue as a director until the expiration of his or her three-year term at the annual meeting of stockholders in 2022 and until a successor is duly elected and qualified, or until her or his earlier resignation, removal or death.

The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two Class II director nominees. In the event that either of the nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director.

Board Composition and Diversity

The Nominating and Governance Committee has sought diversity in Board members’ skill sets, business experience, financial and accounting experience, educational achievements, and potential contributions with a goal of bringing diverse business experience, knowledge and perspectives to the Board of Directors. The Company believes diversity on the Board of Directors better reflects the diversity of the Company’s employees, customers and other stakeholders, and promotes improved employee recruiting and retention. Over the past five years, the Company has balanced the gender, ethnic and geographic origin of its Board members. Currently women comprise half of the independent directors and a third of the independent directors have a geographic origin outside the United States.

Vote Required and Recommendation

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the Class II director nominees listed above.

Directors and Nominees

The following table sets forth certain information regarding the Class I directors, the Class II director nominees to be elected at this 2019 annual meeting of stockholders, and the Class III directors:

Name	Age	Position with PCTEL	Since
Class I directors whose terms will expire at the 2021 annual meeting of stockholders:
Cindy K. Andreotti	63	Independent Director	2013
Cynthia A. Keith	62	Independent Director	2018
Class II director nominees to be elected at the 2019 annual meeting of stockholders whose terms will expire at the 2022 annual meeting of stockholders:
Gina Haspilaire	56	Independent Director	2015
M. Jay Sinder	52	Independent Director	2014
Class III directors whose terms will expire at the 2020 annual meeting of stockholders:
Steven D. Levy	62	Independent Chairman of the Board of Directors	2006
Giacomo Marini	67	Independent Director	1996
David A. Neumann	53	Chief Executive Officer/ Director	2017

Class I Directors

Ms. Andreotti has served as a director since 2013. Ms. Andreotti is currently the President and Chief Executive Officer of The Andreotti Group LLC, a strategic business advisory firm serving domestic and global enterprise clients, private equity and institutional firms and international investment groups. Prior to founding The Andreotti Group in 2005, Ms. Andreotti enjoyed a 26-year career in the telecommunications industry (12 years with AT&T Inc. and 14 years with MCI Telecommunications Inc.). While at MCI, she managed a $14 billion operation and, in her most recent leadership role, served as President, Enterprise Markets. Before joining MCI, Ms. Andreotti was with AT&T and held various executive leadership positions in sales, marketing and management. Ms. Andreotti has served on the Board of Directors of APAC Customer Services, Inc. from 2005 to 2011 and on the board of several other companies and charitable organizations. Ms. Andreotti earned a Bachelor of Arts degree in Business Administration and Women in Management from the College of St. Catherine. She has also attended executive management training at the Aspen Institute, the Menninger Foundation and the Stanford School of Business Executive Leadership Program. Ms. Andreotti’s industry experience in telecommunications sales, marketing, operations and management qualify her to serve on the Company’s Board of Directors. Ms. Andreotti serves as the Chair of the Nominating and Governance Committee.

Ms. Keith has served as a director since February 2018. She enjoyed a 25-year career with PricewaterhouseCoopers, LLP (“PwC”), the world’s largest multinational professional services firm. She joined the firm in 1989 and became a partner in 2000. Throughout her career, she specialized in audits of and consulting with technology and communications clients, including global public companies focused on mergers and acquisitions as well as companies in various stages of growth. From 2010 to her retirement in 2014, Ms. Keith served as Operations Leader for the National Professional Services Group of PwC, and she previously served as North Texas Technology Team Leader from 2002 to 2010. Ms. Keith has served on the Board of Directors of City Bank of Texas since 2016 and has previously served on boards of several charitable organizations supporting entrepreneurial and educational causes. Ms. Keith earned a Bachelor of Science in Business

Administration with a concentration in Accounting from University of Texas at Dallas in 1988. She obtained certification as a Certified Public Accountant in the State of Texas in 1993 and her license remains active. The depth and breadth of Ms. Keith’s 25 years of experience as a CPA serving technology and communications companies, as well as her leadership positions with PwC, qualify her to serve on the Company’s Board of Directors and Audit Committee.

Class II Directors and Nominees for the 2019 Annual Meeting

Ms. Haspilaire has served as a director since 2015. She has been the Chief Human Resources Officer of Reliance Communications (Enterprise) and Global Cloud Xchange, a global data communications service provider, since 2015. Ms. Haspilaire is responsible for the company’s global human resources and facilities management. From 2013 to 2014, Ms. Haspilaire was Vice President of Sales for the Americas Electronics Segment of Henkel Adhesive Technologies, a leading solution provider for adhesives, sealants and functional coatings and a division of Henkel AG & Co. KGaA. From 2002 to 2013, she served as Vice President and Managing Director with responsibility for the Americas and European regions at Pacnet Limited, a global telecommunications service provider. Prior to this, Ms. Haspilaire was a principal consultant at the executive search firm Heidrick & Struggles and served for 14 years in various leadership roles at AT&T. Ms. Haspilaire has served on advisory boards of several companies and organizations. Ms. Haspilaire holds an MBA from Columbia University and a Bachelor of Science degree in Mathematics/Computer Science from St. John’s University in New York. Ms. Haspilaire’s telecommunications services experience in general management, global strategy, business development, sales and marketing, human resources and customer service, together with her manufacturing sector experience, qualify her to serve on the Company’s Board of Directors. Ms. Haspilaire serves as the Chair of the Compensation Committee.

Mr. Sinder has served as a director since 2014. He is a telecommunications industry veteran with executive and financial experience at both public and private companies. Mr. Sinder has been the General Manager of Verint ForeSee, a voice of customer SaaS company, since December 2018. He served as the Chief Executive Officer of ForeSee Results, Inc. from November 2018 to December 2018, when the company was purchased by Verint Systems Inc (Nasdaq: VRNT) and as its Chief Financial Officer from August 2017 through November 2018. From July 2015 through July 2017, he served as Chief Financial Officer of ByteGrid Holdings LLC, a data center and managed services company. Mr. Sinder served as Chief Executive Officer of CoreLink Data Centers LLC from 2012 to 2013 and was Chief Financial Officer of CoreLink from 2010 to 2012. Mr. Sinder served as Chief Financial Officer of Hostway Corporation from 2009 to 2010 and Chief Financial Officer and Chief Operating Officer of Hu-Friedy Mfg. Co., Inc. from 2005 to 2008. From 1998 to 2004, he served at Focal Communications Corporation in a variety of executive and financial positions, including Chief Financial Officer, Treasurer, and Vice President, Corporate Development. Mr. Sinder currently serves on the Board of Directors of Call One Inc. and Contec Ltd. and has previously served on the boards of several other companies. Mr. Sinder holds a Bachelor of Science degree from the University of Michigan and a Master’s degree in Business Administration from the University of Chicago Booth School of Business. His financial knowledge and expertise, and his experience serving in a variety of senior executive and financial positions at various companies, qualify Mr. Sinder to serve on the Company’s Board of Directors. Mr. Sinder serves as Chair of the Audit Committee.

Class III Directors

Mr. Levy has served as a director since 2006, and became the Chairman of the Board of Directors effective January 2, 2017. He served as a Managing Director and Global Head of Communications Technology Research at Lehman Brothers from 1998 to 2005. Before joining Lehman Brothers, Mr. Levy was a Director of Telecommunications Research at Salomon Brothers from 1997 to 1998, a Managing Director and Head of the Communications Research Team at Oppenheimer & Co. from 1994 to 1997, and a senior communications analyst at Hambrecht & Quist from July 1986 to July 1994. Mr. Levy has served on the Board of Directors of Allot Communications, an Israeli public company providing network intelligence and security solutions, since

2007 and he has served on the Board of Directors of Edison Properties since 2015. In addition, he has previously served on the boards of several other companies, including technology companies. Mr. Levy holds a Master’s degree in Business Administration and a Bachelor of Science degree in Materials Engineering from Rensselaer Polytechnic Institute. Mr. Levy’s investment banking experience related to the telecommunications industry, extensive experience analyzing business strategies and financial results, and knowledge of financial markets and competitive data analysis qualify him to serve on the Company’s Board of Directors.

Mr. Marini has served as a director since 1996. He has been Chairman and Managing Director of Noventi Ventures, a Silicon Valley-based technology investment firm, since he founded the firm in 2002. From 2013 to 2017, Mr. Marini was Chairman and Chief Executive Officer of Neato Robotics, a home robots company. Mr. Marini served as interim Chief Executive Officer of FutureTel from 1998 to 1999 and as President and Chief Executive Officer of No Hands Software from 1993 to 1994. Mr. Marini was the co-founder of Logitech, a personal peripherals company, and served in various executive positions from 1981 to 1992, most recently as its Executive Vice President and Chief Operating Officer. Mr. Marini has served on the Board of Directors of Velomat S.r.l since 2012 and NextLabs, Inc. since July 2018. He has previously served on the boards of four other technology companies. Mr. Marini has served on the Board of Trustees of the University of California at Davis Foundation since 2014. He holds a Computer Science “Laurea” degree from the University of Pisa, Italy. Mr. Marini’s experience with a wide variety of business situations as a Chief Executive Officer and in other senior management roles, as well as an active board member and investor, qualify him to serve on the Company’s Board of Directors.

Mr. Neumann became Chief Executive Officer effective January 2, 2017, at which time Mr. Neumann was joined the Board of Directors. He served as Senior Vice President and General Manager of the RF Solutions segment of the Company from March 2015 to December 2016, as Vice President and General Manager, RF Solutions from January 2013 through March 2015, and as Vice President of Global Sales for RF Solutions from April 2010 to January 2013. From February 2009, when he joined PCTEL, until April 2010, Mr. Neumann served as Senior Director of Sales for RF Solutions. Prior to joining PCTEL, Mr. Neumann served as the Managing Director of E-magine Communications, LLC, from 2006 to 2009, the Vice President of Sales and Marketing for X-TEL Communications, Inc. from 2002 to 2006, the Market Development Director for Acterna from 1999 to 2002, and a Principal at Intelinet, Inc. from 1997 to 1999. From 1991 to 1997, Mr. Neumann served in a number of roles, including Vice President of Sales, Marketing and Support and other leadership roles in engineering services, product management and sales at SAFCO Technologies, Inc. Mr. Neumann holds a Bachelor of Science degree in Electrical Engineering from The Pennsylvania State University and a Master’s degree in Business Administration from the University of Chicago Booth School of Business. Mr. Neumann’s roles with the Company, including as Chief Executive Officer; his extensive experience in leadership, sales and marketing roles with other companies; as well as his education in electrical engineering and business administration qualify him to serve on the Company’s Board of Directors.

PROPOSAL #2

APPROVAL OF THE PCTEL, INC. 2019 STOCK INCENTIVE PLAN

Background and Purpose

On February 7, 2019, the Board of Directors adopted the PCTEL, Inc. 2019 Stock Incentive Plan (the “2019 Stock Plan”). The purpose of the 2019 Stock Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons incentives to put forth maximum effort for the success of the Company’s business. As of April 1, 2019, approximately 180 employees, officers and consultants as a class would be eligible to participate in the 2019 Stock Plan; however, historically the Company’s Compensation Committee has not granted awards to more than approximately 100 employees in any single fiscal year. The 2019 Stock Plan, if approved by the stockholders, will replace the PCTEL, Inc. Stock Plan adopted in 2015 (the “Prior Stock Plan”).

The following discussion and summary of the material terms of the 2019 Stock Plan is qualified in its entirety by reference to the full text of the 2019 Stock Plan which is set forth in Appendix A to this proxy statement.

Key Features of the 2019 Stock Plan

The following features of the 2019 Stock Plan reflect equity incentive plan “best practices” intended to protect the interests of our stockholders:

•

Limit on Shares Available for Award.    Under the 2019 Stock Plan, the aggregate number of shares of the Company’s common stock that may be issued is 2,213,000 shares, plus in certain circumstances, shares subject to an outstanding award under the Prior Stock Plan that are forfeited under the Prior Stock Plan. Shares remaining under the Prior Stock Plan on the date of its termination (estimated in excess of 780,000 shares) will not be added to the shares available under the 2019 Stock Plan. All shares subject to awards, regardless the type of award, will count against the 2019 Stock Plan’s reserve on 1:1 basis for each share subject to the award instead of a 1.78:1 basis (as provided under the Prior Stock Plan). On the record date, the closing price of our common stock on the Nasdaq Global Select Market was $5.05 per share.

•

Limit on Shares Issued.    The aggregate number of shares of the Company’s common stock that may be issued to an employee or officer in a calendar year under the 2019 Stock Plan is 300,000 shares and in the case of a consultant, independent contractor or advisor is 75,000 shares. No non-employee director may be granted awards denominated in shares the value of which in the aggregate exceeds $175,000 in any calendar year.

•	No Evergreen Provision. The 2019 Stock Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2019 Stock Plan.

•

No Liberal Share “Recycling.”    The 2019 Stock Plan provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award, (iii) covered by a stock settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the 2019 Stock Plan.

•

No Discounted Stock Options or Stock Appreciation Rights.    Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

•

No Repricing of Stock Options or Stock Appreciation Rights.    The 2019 Stock Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).

•

No Liberal Change in Control Definition.    The 2019 Stock Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction.

•

No Dividend Equivalents Paid on Unvested Awards.    The 2019 Stock Plan prohibits the payment of dividend equivalents on awards until those awards are earned and vested. In addition, the 2019 Stock Plan prohibits the granting of dividend equivalents with respect to stock options, stock appreciation rights or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.

•	Awards Subject to Forfeiture. Awards under the 2019 Stock Plan will be subject to any forfeiture and penalty conditions determined by the Compensation Committee.

•

Minimum Vesting Period.    A maximum of 5% of the aggregate number of shares available for issuance under the 2019 Stock Plan may be issued without a vesting period of at least one year following the date of grant.

•	Independent Committee Administration. The 2019 Stock Plan will be administered by a committee of the Board of Directors comprised entirely of independent directors.

The Compensation Committee expects that the number of shares available, if approved by the stockholders, will satisfy equity compensation needs for approximately three to five years based on historical grant practices.

Determination of Number of Shares for the 2019 Stock Plan

In setting the number of shares authorized under the 2019 Stock Plan for which stockholder approval is being sought, the Compensation Committee and the Board of Directors considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years. The Company has not authorized specific grants of awards to be made under the 2019 Stock Plan.

The 2019 Stock Plan does not set the number of shares subject to equity awards that will be granted in future years. In setting each year’s award amounts for executive officers, the Compensation Committee considers a variety of factors such as: the relative market position of the awards, the proportion of each executive’s total compensation to be delivered as a long-term incentive award, internal pay equity, executive performance, retention concerns, and the Company’s performance. Similar considerations are taken into account in granting awards to participants who are not executive officers.

To reduce the dilutive impact of our equity award grants on our stockholders’ interests, equity awards are generally limited to individuals whose personal performance makes them highly valuable to us and essential new hires.

New Plan Benefits

No awards have yet been granted under the 2019 Stock Plan, as it will only take effect upon stockholder approval at the 2019 annual meeting of stockholders. The number and types of awards that will be granted under the 2019 Stock Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of PCTEL common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

The Board of Directors recommends that stockholders vote “FOR” the adoption of the 2019 Stock Incentive Plan.

Description of 2019 Stock Incentive Plan

Administration.    The Compensation Committee will administer the 2019 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2019 Stock Plan. Subject to the provisions of the 2019 Stock Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Compensation Committee will have authority to interpret the 2019 Stock Plan and establish rules and regulations for the administration of the 2019 Stock Plan.

The Compensation Committee may delegate its powers under the 2019 Stock Plan to the Chief Executive Officer and/or one or more executive officers, subject to the requirements of Delaware General Corporation Law. Furthermore, such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act.

Eligibility.    Any employee, officer, consultant, independent contractor or advisor providing services to PCTEL, Inc. or an affiliate, or any person to whom an offer of employment or engagement has been made, and who is selected by the Compensation Committee to participate, is eligible to receive an award under the 2019 Stock Plan. The number of persons eligible to participate as of April 16, 2019, had the Plan been in effect, is estimated to be approximately 200 employees, officers and consultants as a class; however, historically the Company’s Compensation Committee has not granted awards to more than approximately 140 employees in any single fiscal year.

Shares Available for Awards.    The aggregate number of shares that may be issued under all stock-based awards made under the 2019 Stock Plan will be (i) the sum of 2,213,000 shares and (ii) any shares subject to any outstanding award under the Prior Stock Plan that after the effective date of the 2019 Plan are not purchased, are forfeited or are reacquired by the Company or otherwise not delivered to the participant due to termination or cancellation of such award. In general, if an award entitles the holder thereof to receive or purchase shares, the number of shares covered by such award will be counted on the date of grant against the aggregate number of shares available under the 2019 Stock Plan. If, after the effective date of the 2019 Stock Plan, awards under the Prior Stock Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2019 Stock Plan in accordance with the share counting provisions in the 2019 Stock Plan. However, under the share counting provisions of the 2019 Stock Plan, the following shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a stock appreciation right that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.

Certain awards under the 2019 Stock Plan are subject to limitations. No employee or officer may be granted awards under the 2019 Stock Plan for more than 300,000 shares of our common stock in any calendar year. No consultant, independent contractor or advisor may be granted awards under the 2019 Stock Plan for more than 75,000 shares of our common stock in any calendar year.

The Compensation Committee will adjust the number of shares and share limit described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2019 Stock Plan. Any adjustment determination made by the Compensation Committee shall be final, binding and conclusive.

Type of Awards and Terms and Conditions.    The 2019 Stock Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable:

•	stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	restricted stock units; and

•	other stock-based awards.

1.

Options and SARs.    The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.

Exercise Price.    The exercise price per share of an option will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such option is granted in substitution for an option previously granted by a merged or acquired entity. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that the exercise price will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such SAR is granted in substitution for a SAR previously granted by a merged or acquired entity. Without the approval of stockholders we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the 2019 Stock Plan.

Vesting.    The Compensation Committee has the discretion to determine when and under what circumstances an option or SAR will vest. A maximum of five percent of the aggregate number of shares available for issuance under the 2019 Stock Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant.

Exercise.    The Compensation Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Compensation Committee is not authorized under the 2019 Stock Plan to accept a promissory note as consideration.

Expiration.    Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10% stockholder, the option may not be exercised more than five years from the date of grant.

Special Limitations on ISOs.    In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either: (i) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

2.

Restricted Stock and Restricted Stock Units.    The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Compensation Committee. A maximum of five percent of the aggregate number of shares available for issuance under the 2019 Stock Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant.

3.

Dividend Equivalents.    The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by the Company to stockholders with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to a share underlying an award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.

4.

Other Stock-Based Awards.    The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2019 Stock Plan. No such stock-based awards will contain a purchase right or an option-like exercise feature.

Termination and Amendment.    The Board of Directors may from time to time amend, suspend or terminate the 2019 Stock Plan. No amendment or modification of the 2019 Stock Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award. Amendments of the 2019 Stock Plan must be approved by the stockholders if required under the listing requirements of the Nasdaq Global Select Market or any other securities exchange applicable to the Company or if the amendment would (i) increase the number of shares authorized under the 2019 Stock Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per-person share limits under the 2019 Stock Plan.

Effect of Corporate Transaction.    Awards under the 2019 Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, spin-off, combination, split-up, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Compensation Committee or the Board of Directors may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):

•

termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Compensation Committee or Board of Directors determines that no amount is realizable under the award as of the time of the transaction;

•	replacement of any award with other rights or property selected by the Compensation Committee or the Board of Directors, in its sole discretion;

•

the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices; or

•	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Limited Transferability of Awards.    Except as otherwise provided by the Compensation Committee, no award or other right or interest of a participant under the 2019 Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. If a transfer is allowed by the Compensation Committee to family members (other than for fully vested and unrestricted shares), the transfer will be for no value and shall comply with the Form S-8 rules. The Compensation Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.    If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2019 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m).

Income Tax Deduction.    Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2019 Stock Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, made significant changes to the deduction limit under Section 162(m), which are effective for taxable years beginning on and after January 1, 2018. The Act eliminated the exception to the deduction limit for qualified performance-based compensation and broadens the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit. However, the Act also includes a transition provision, which exempts from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and was not subsequently materially amended. Therefore, compensation paid to a covered executive in excess of $1 million will not be deductible for taxable years beginning on and after January 1, 2018 unless it qualifies for transition or other regulatory relief.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act.    Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code.    The Compensation Committee intends to administer and interpret the 2019 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2019 STOCK PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL #3

APPROVAL OF THE PCTEL, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve the PCTEL, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide employees with an opportunity to purchase shares of PCTEL common stock through accumulated payroll deductions. Encouraging employees to acquire equity ownership in PCTEL assures a closer alignment of the interests of participating employees with those of its stockholders. The approval of the ESPP will enable the Company to continue to use the ESPP as a valuable tool for attracting and retaining key personnel. As of April 1, 2019, approximately 180 employees would be eligible to participate in the ESPP. The Board of Directors believes that grants of the options permitted under the ESPP are vital to the Company’s ability to attract and retain skilled individuals in the highly competitive labor markets in which the Company competes.

The Board of Directors initially approved an Employee Stock Purchase Plan in May 1998 and it has been amended and restated several times since then, most recently at the 2014 annual meeting (the “2014 ESPP”). The Board of Directors approved the ESPP in February 2019 subject to approval from the stockholders at this 2019 annual meeting. If the stockholders approve the ESPP, it will replace the 2014 ESPP effective for the trading period commencing October 1, 2019. If the stockholders do not approve the ESPP, the 2014 ESPP will remain in effect until terminated by the administrator in accordance with its terms or until no options to purchase shares of the Company’s common stock are available for grant thereunder, which is anticipated to occur in August 2019.

Key Changes Being Made From the 2014 ESPP

The following is a summary of the significant differences in the ESPP from the 2014 ESPP:

•

The stockholders are being asked to approve authorization of issuance of 1,800,000 shares of common stock under the ESPP. The 2014 ESPP provides for the issuance of 750,000 shares. If any shares authorized to be issued under the 2014 ESPP were to remain at the time of its termination, such shares will not be added to or made available under the ESPP. The Board of Directors will periodically review actual share consumption under the ESPP and may make additional requests for shares under the ESPP as needed.

•

The offering period will change from the first trading day on or after February 15 and August 15 to the first trading day on or after April 1 and October 1. This change would mean that the current subscription period under the 2014 ESPP would terminate on August 14, 2019 and the next succeeding subscription period would commence under the ESPP on the first trading day on or after October 1, 2019.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of PCTEL common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

The Board of Directors recommends that stockholders vote “FOR” the adoption of the 2019 Employee Stock Purchase Plan.

Description of the 2019 Employee Stock Purchase Plan

The following is a summary of the principal features of the ESPP and its operation. The summary is qualified in its entirety by reference to the ESPP itself which is set forth in Appendix B.

Shares Available for Issuance.    If the stockholders approve this proposal, the maximum number of shares of common stock which will be made available for sale under the ESPP will be 1,800,000 shares. If any shares authorized to be issued under the 2014 ESPP were to remain at the time of its termination, such shares will not be added to or made available under the ESPP. On the record date, the closing price of our common stock on the Nasdaq Global Select Market was $5.05 per share.

Administration.    The Board of Directors or a committee appointed by the Board of Directors (referred to herein as the “Administrator”) administers the ESPP. Currently, the authority of the Administrator has been delegated to the Compensation Committee. The Administrator has full and exclusive discretionary authority to determine the terms of any offering, to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP, to adopt rules and procedures for the administration of the ESPP and exercise such other powers as it deems necessary in promoting the best interests of the Company and its subsidiaries and carrying out the intent of the ESPP. The Administrator’s findings, decisions, and determinations are final and binding upon all parties.

Eligibility.    Each PCTEL employee or the employee of PCTEL’s designated subsidiaries who is a common law employee and whose customary employment with PCTEL or one of its designated subsidiaries is at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP; except that no employee will be granted an option under the ESPP (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of PCTEL capital stock or the capital stock of one of its designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Before the beginning of each offering period, the Administrator may designate (on a uniform and nondiscriminatory basis) certain categories of employees as eligible or ineligible to participate in the offering, including those who have not completed 2 years of service since their most recent hire date, whose customary employment is less than 20 hours per week or five months or less in a calendar year or who are highly compensated employees.

Offering Period.     The ESPP has consecutive offering periods that begin approximately every six months commencing on the first trading day on or after April 1 and terminating on the last trading day of the offering period ending on September 30 and commencing on the first trading day on or after October 1 and terminating on the last trading day of the offering period ending on March 31. The Administrator has the power to change the commencement date and/or the duration of future offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

Participation.    To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 15% of a participant’s compensation on each pay day during the offering period; provided, however, that should a payday occur on an exercise date, a participant will have the payroll deductions made on such day applied to his or her account under the subsequent offering period. Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with the Company or one of its designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of PCTEL common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such offering period. During an offering period, a participant may discontinue his or her participation in the ESPP and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

Purchase Price.    The purchase price of shares of PCTEL common stock under the ESPP will be determined by the Administrator on a uniform and nondiscriminatory basis prior to an offering date, subject to compliance with Section 423 of the Code. Unless and until the Administrator determines otherwise, the purchase price will be equal to 85% of the fair market value of PCTEL common stock on the first day of the offering period or the last day of the offering period, whichever is lower. The fair market value of PCTEL common stock on any relevant date will be the closing price per share as reported on the Nasdaq Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

Payment of Purchase Price.    The number of shares of PCTEL common stock that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 2,000 shares during each offering period (or such other number as the Administrator may designate in its discretion for any future offering).

Payroll Deductions.    All payroll deductions made for a participant are credited to the participant’s bookkeeping account under the ESPP, are withheld in whole percentages only, and are included with the Company’s general funds. Funds received by the Company pursuant to exercises under the ESPP are used for general corporate purposes. A participant may not make any additional payments into his or her account.

Option Exercise.    Unless a participant withdraws from the ESPP or an employee’s employment terminates with the Company or its designated subsidiary, a participant’s option for the purchase of shares is exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable purchase price with his or her accumulated payroll deduction. No fractional shares may be purchased and any accumulated payroll deductions not sufficient to purchase a full share is retained in the participant’s account for the subsequent offering period. Any funds left over in a participant’s account after the purchase date due to such funds exceeding the price of shares available to the participant as a result of certain limitations set forth in the ESPP will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares is exercisable only by him or her.

If the Administrator determines that, on a given exercise date, the number of shares of common stock with respect to which options are to be exercised may exceed (i) the number of shares of common stock that were available for sale under the ESPP on the offering date of the applicable offering period, or (ii) the number of shares of common stock available for sale under the ESPP on such exercise date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of common stock available for purchase on such offering date or exercise date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase common stock on such exercise date, and either (x) continue all offering periods then in effect or (y) terminate any or all offering periods then in effect. The Company may make a pro rata allocation of the shares available on the offering date of any applicable offering period, notwithstanding any authorization of additional shares for issuance under the ESPP by the stockholders subsequent to such offering date.

Withdrawal; Termination of Employment.    A participant may generally withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the ESPP at any time by submitting written notice to the Company or by following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid as promptly as practicable after receipt of notice of withdrawal, the participant’s option for the offering period will be automatically terminated, and no further payroll deductions will be made for the offering period. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the succeeding offering period unless the participant re-enrolls in the ESPP. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in any similar plan which may be adopted by the Board of Directors or in succeeding offering periods. If a participant fails to remain as an employee of the Company or its designated subsidiary, or ceases to meet the ESPP eligibility requirements, he or she is deemed to withdraw from the ESPP.

Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other of PCTEL securities, or other change in the Company’s corporate structure affecting the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Administrator, in such manner as it may deem equitable, will adjust the number and class of common stock which may be delivered under the ESPP, the purchase price per share and the number of shares of common stock covered by each option under the ESPP which has not yet been exercised, and the maximum number of shares a participant can purchase during an offering period.

Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will shorten any offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the dissolution or liquidation. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Change in Control.     In the event of a “change in control,” as defined in the ESPP, each outstanding option under the ESPP will be assumed or an equivalent option or right will be substituted by the successor corporation or a parent or subsidiary of the successor corporation (including a right to receive the same consideration paid to the stockholders in the merger or change in control). In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten any offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the merger or change in control. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment or Termination.    The Administrator may at any time amend, suspend or terminate the ESPP. If the ESPP is terminated, the Administrator, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares of common stock on the next exercise date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit offering periods to expire in accordance with their terms (and subject to any adjustments). If the offering periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of common stock will be returned to the participants (without interest, except as otherwise required under local laws) as soon as administratively practicable.

Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator is entitled to: (i) change the offering periods; (ii) limit the frequency and/or number of changes in the amount withheld during an offering period; (iii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (iv) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections; (v) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation; and (vi) establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the ESPP.

In the event the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board of Directors may, in its discretion, without stockholder approval or the consent of any participant, and to the extent necessary or desirable, modify, amend or terminate the ESPP to reduce or eliminate such accounting consequences, including but not limited to: (i) amending the ESPP to conform with the safe harbor definition under FASB ASC ¶718-50-25-1, including with respect to an offering period underway at the time; (ii) altering the purchase price for any offering period including an offering period underway at the time of the change in purchase price; (iii) shortening any offering period by setting a new exercise date or terminating any outstanding offering period and returning contributions made through such date to participant, including an offering period underway at the time of the Administrator action; (iv) allocating shares; (v) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (vi) reducing the maximum number of shares of common stock a participant may purchase during any offering period.

Certain Federal Tax Aspects

The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first date of the applicable offering period. Any additional gain will be treated as long term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.

The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL #4

NON-BINDING ADVISORY VOTE TO APPROVE

THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is requesting that the stockholders approve the Company’s named executive officer compensation by a non-binding advisory vote, as required by the Dodd-Frank Act. This non-binding advisory vote is commonly referred to as “say-on-pay.” Although the vote is not binding on the Company or the Board of Directors, the vote provides the stockholders with an additional means to express their views about compensation for the named executive officers. The outcome of each year’s vote has been and will continue to be taken into account by the Board of Directors and the Compensation Committee in making future determinations about named executive officer compensation.

The compensation of the Company’s named executive officers is described under “Executive Compensation and Other Matters,” commencing on page 37. The Company’s overall philosophy is to offer competitive compensation opportunities that enable the Company to attract, motivate and retain highly experienced executive officers who will provide leadership for the Company’s success and enhance stockholder value. A significant portion of each named executive officer’s overall compensation is performance-based and tied to the achievement of defined goals. As a result of the Company’s 2018 financial performance, the financial targets under the Short-Term Incentive Plan were not achieved, and no short-term incentive payments were made.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of PCTEL common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this non-binding advisory proposal.

The Board of Directors recommends that stockholders vote “FOR” the approval of the Company’s named executive officer compensation, as disclosed in this proxy statement.

PROPOSAL #5

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP, an independent registered public accounting firm (“Grant Thornton”), to audit and express an opinion on the Company’s financial statements for the fiscal year ending December 31, 2019. This appointment is being presented to the stockholders for ratification at the 2019 annual meeting of stockholders.

Before selecting Grant Thornton as the independent registered public accounting firm for the Company’s 2019 fiscal year, the Audit Committee carefully considered the firm’s qualifications as independent auditors and its past performance for the Company. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, its reputation for integrity and competence in the fields of accounting and auditing, its experience with similarly-sized companies and similar industries, and its cost effectiveness. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that Grant Thornton’s independence will not be impaired. Grant Thornton has been conducting independent audits of the Company’s financial statements since May 2006. The Audit Committee believes that the tenure of Grant Thornton as the Company’s auditor results in higher audit quality due to greater institutional knowledge and familiarity with the industries in which the Company competes and saves management’s time and resources. Grant Thornton conducts periodic internal reviews of its audit work, assesses the adequacy of its partners and other personnel working on the Company’s audit and rotates the lead audit partner consistent with independence requirements. A new audit partner was designated by Grant Thornton for the Company’s 2018 audit. Representatives of Grant Thornton will attend the 2019 annual meeting of stockholders to answer appropriate questions from stockholders, and will have the opportunity to make a statement if they desire to do so.

Notwithstanding the selection by the Audit Committee of Grant Thornton or stockholder ratification of that selection, the Audit Committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and the stockholders. While stockholder ratification of Grant Thornton’s appointment is not required by law or otherwise, if the selection of Grant Thornton is not ratified at the annual meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Summary of Fees

The following table summarizes the aggregate fees billed to the Company by Grant Thornton for the Company’s 2018 and 2017 fiscal years:

Type of Fees	Fiscal Year 2018 ($)	Fiscal Year 2017 ($)
Audit Fees (1)	629,329	847,297
Audit-Related Fees (2)	12,900	13,910
All Other Fees (3)	5,000	23,980

Total Fees	647,229	885,187

(1)

Audit Fees — These are fees for professional services for fiscal years 2018 and 2017. The professional services provided included auditing the Company’s annual financial statements and internal controls, reviewing the Company’s quarterly financial statements, expressing an opinion on the Company’s financial statements, and providing other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees — These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees” above. For fiscal years 2018 and 2017, these fees included auditing the Company’s 401(k) plan.

(3)

All Other Fees — These are fees for permissible services that do not fall within the above categories. For fiscal years 2018 and 2017, these fees included annual access to an online library of accounting information, and for fiscal year 2017, these fees included professional services for a transfer pricing tax study.

Pre-Approval of Independent Auditor Services and Fees

It is the practice of the Audit Committee to consider and approve in advance all auditing and non-auditing services provided to the Company by the independent registered public accounting firm in accordance with the applicable requirements of the SEC. The Audit Committee reviewed and approved all audit, audit-related and other fees for services provided to the Company by Grant Thornton during fiscal 2018 and has determined that the firm’s provision of such services to the Company is compatible with, and did not impair, Grant Thornton’s independence.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of PCTEL common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this non-binding advisory proposal.

The Board of Directors recommends that stockholders vote “FOR” the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

During the Company’s 2018 fiscal year, the Audit Committee of our Board of Directors consisted of Mr. Sinder (Chair), Mr. Levy, Mr. Marini, and Ms. Keith, each of whom meets the Nasdaq independence and experience requirements. In January 2018, Mr. Marini transitioned to the Compensation Committee and in February 2018, Ms. Keith joined the Board of Directors and the Audit Committee. The Audit Committee operates under a written charter originally adopted by the Board of Directors at the recommendation of the Audit Committee in August 1999, and amended most recently in November 2017. A current version of the Audit Committee charter is available on our website at http://investor.pctel.com/documents.cfm.

The Audit Committee reviews the procedures of management for the design, implementation, and maintenance of a comprehensive system of disclosure controls and procedures focused on the accuracy of our financial statements and disclosures contained in our periodic reports, as well as the integrity of our financial reporting systems. As part of this review, the Audit Committee discusses with management and Grant Thornton LLP (“Grant Thornton”), our independent registered public accounting firm, their evaluation of the effectiveness of our internal control over financial reporting (including improvements to our internal control that may be warranted) and the overall quality of the Company’s financial reporting. The Audit Committee provides our Board of Directors with the results of the Committee’s examinations and recommendations and reports to the Board of Directors as the Committee may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors’ attention.

The Audit Committee does not conduct auditing reviews or audit procedures. The Audit Committee relies on management’s representation that our financial statements have been prepared accurately and in conformity with United States generally accepted accounting principles, on the representations of Grant Thornton included in its report on our financial statements, and on the effectiveness of our internal control over financial reporting. The Audit Committee has adopted a written policy that is intended to encourage our employees to bring to the attention of management and Audit Committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements.

The Audit Committee reviews reports from, and provides guidance to, Grant Thornton with respect to their annual audit and approves all audit and non-audit services provided by Grant Thornton in accordance with applicable regulatory requirements. The Audit Committee considers whether the provision of particular non-audit services is compatible with maintaining Grant Thornton’s independence as our independent public accounting firm.

In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2018 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received the written disclosures and the letter from Grant Thornton required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Grant Thornton its independence.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements for the year ended December 31, 2018 be included in our Annual Report on Form 10-K.

Respectfully submitted by:

THE AUDIT COMMITTEE

M. JAY SINDER (CHAIR)

CYNTHIA A. KEITH

STEVEN D. LEVY

CORPORATE GOVERNANCE

PCTEL is committed to corporate governance practices that serve the long-term interests of our stockholders, that facilitate effective Board oversight of our business, that are transparent, and that reinforce our accountability to stockholders and to engaging in ongoing, open dialogue with stockholders.

Independence

The Board of Directors has determined that each of the non-employee directors are “independent directors” based on the Nasdaq listing standards, and that the members of the Audit and Compensation Committees fulfill additional SEC and Nasdaq independence standards, as applicable. Only independent directors may serve on the Audit, Compensation and Nominating and Governance Committees. In determining the independence of the directors, the Board of Directors affirmatively determines whether a non-employee director has a relationship that would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of being a director.

Board Leadership Structure

The roles of Chairman of the Board and Chief Executive Officer are separated in order to allow the Chief Executive Officer to focus on setting the strategy for the Company, providing day-to-day leadership to the Company’s employees, driving the Company’s performance and engaging with stockholders, while the Chairman of the Board provides guidance and independent oversight, approves Board meeting agendas, serves as a liaison between directors and management, communicates among the committees and the directors, and presides over the meetings of the Board of Directors. Mr. Levy was elected effective January 2, 2017 to serve as independent Chairman of the Board until such time as a successor is elected.

Board and Committee Meetings

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The members of each of the committees are listed in the table below. Each member of these committees meets the applicable SEC and Nasdaq independence requirements. The Board of Directors has determined that each of Ms. Keith, Mr. Levy and Mr. Sinder qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC, and that all members of the Audit Committee meet the Nasdaq financial literacy requirements.

The Board of Directors held a total of five meetings during fiscal 2018. During 2018, each of the directors attended 100% of the meetings of the Board of Directors and any committee on which such director served. In addition, five directors attended the 2018 annual meeting of stockholders. The Company encourages its directors to attend annual meetings.

Committee	Members During Fiscal 2018	Committee Functions	Meetings Held in Fiscal 2018
Audit	M. Jay Sinder (Chair) Cynthia A. Keith (commencing February 2018) Steven D. Levy Giacomo Marini (until his transition to the Compensation Committee in January 2018)

•  Appoints, compensates and oversees the work of the independent auditors

•  Oversees the internal financial reporting and accounting controls and disclosure controls

•  Reviews and approves all audit and non-audit fees for services provided by the independent auditors

•  Reviews press releases relating to quarterly and annual earnings reports

•  Reviews the annual audited financial statements and quarterly unaudited financial statements

•  Reviews related party transactions

•  Establishes procedures for complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•  Identifies high-risk behaviors that potentially imperil the underlying value of the Company

6

Compensation	Gina Haspilaire (Chair) Cindy K. Andreotti Giacomo Marini (commencing January 2018)

•  Reviews and makes recommendations to the Board of Directors regarding the compensation and benefits of the Chief Executive Officer

•  Reviews and approves compensation and benefits of the named executive officers other than the Chief Executive Officer and reviews compensation and benefits of the other executive officers and key managers

•  Reviews and makes recommendations to the Board of Directors regarding the compensation and benefits of the outside directors

•  Establishes and reviews general policies relating to the compensation and benefits of the employees

•  Balances the portion of executive compensation tied to achievement of performance goals with managing overall enterprise risk

7

Nominating and Governance	Cindy K. Andreotti (Chair) Gina Haspilaire Steven D. Levy

•  Assists the Board of Directors in identifying prospective director nominees

•  Reviews and makes recommendations on composition of the Board of Directors, committees of the Board of Directors and conflicts of interest

•  Oversees annual production of a management succession plan for the Board of Director’s consideration

•  As requested by the Board of Directors or the Compensation Committee, oversees, coordinates and conducts the performance evaluation of the Chief Executive Officer

•  Oversees and coordinates the risk management activities of the Company

•  Oversees and coordinates the annual performance evaluation of the Board of Directors and each of the committees of the Board of Directors

•  Establishes, maintains and approves corporate governance guidelines

4

A copy of the charter for each of the committees of the Board of Directors is available on our website located at http://investor.pctel.com/documents.cfm. The meetings indicated in the chart above include a joint meeting of the members of the Audit Committee and Compensation Committee in November 2018 focused on risk management, as described in “Risk Management” on page 31.

Political Contributions; Lobbying

The Company has not made any contributions to any political party, political action committee, or candidate running for a political office at any level in any country. The Company does not engage in any individual lobbying efforts and does not belong to any organization whose primary function is to lobby for political causes.

Code of Ethics

The Company’s Code of Ethics and Business Conduct (the “Code of Ethics”) applies to the Board of Directors and all employees of the Company and its subsidiaries. It provides guidance and standards for maintaining ethical behavior, requires that employees and directors comply with applicable laws and regulations, and prohibits conflicts of interests. The Code of Ethics is posted on the Company’s website at http://investor.pctel.com/documents.cfm. In addition, the Company has made available an ethics hotline for anonymously reporting violations of the Company’s Code of Ethics or any other policies and procedures. The Chairman of the Board of Directors, Chair of the Audit Committee, and the Company’s General Counsel, address all matters submitted pursuant to the ethics hotline.

Compensation Committee Interlocks

During 2018, none of Ms. Andreotti, Ms. Haspilaire, or Mr. Giacomo Marini was an officer or employee of the Company while serving as a member of the Compensation Committee. In addition, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Risk Management

The Chief Risk Officer and the other executive officers of the Company are responsible for the day-to-day management of the material risks facing the Company. The Company has adopted a system of identifying, classifying, monitoring and mitigating risks. Risks identified through surveys of executive officers and key managers are classified in the following categories: no serious concern, a potential concern, or a serious concern. Each risk is then assigned to an individual employee to monitor and, where possible, to mitigate. The Chief Risk Officer provides a report to the Board of Directors at regularly-scheduled Board meetings on the Company’s efforts to identify, classify, monitor and mitigate its most significant enterprise risks and gives a more in-depth report semi-annually to the Nominating and Governance Committee.

The Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its oversight role, the Board of Directors has the responsibility to determine whether the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board of Directors in setting the Company’s business strategy and its determination at least annually of what constitutes an appropriate level of risk for the Company are key parts of its oversight of risk management. The Board of Directors has assigned to the Nominating and Governance Committee the responsibility of working with Company management to create meaningful but cost-effective strategies to manage the Company’s most significant risks. In addition, there is an annual joint meeting of the Audit and Compensation Committees focused on management’s efforts to address enterprise risks. At the most recent joint meeting of the Audit and Compensation Committees, the members of both Committees reviewed risks faced by the Company, focusing on identification and classification of risks related to the Company’s strategy and objectives, and risks in the areas of compensation, potential fraud, factory disaster recovery, and cyber risk, as well as steps taken by the Company to mitigate these risks. The Board of Directors also regularly receives updates from management regarding certain of the significant risks facing the Company, including litigation and various operating risks.

Each committee of the Board of Directors oversees certain aspects of enterprise risk management. In addition to its role in working with management in the overall enterprise risk mitigation efforts, the Nominating and Governance Committee oversees governance related risks, board independence, and management and director succession planning. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the audit process, the adequacy of internal controls over financial reporting, disclosure controls and procedures, and conflicts of interest. The Compensation Committee oversees risks related to the compensation policies and practices. In its oversight, the Compensation Committee examines whether the Company’s compensation policies and practices are aligned with the Company’s goals and risk tolerance. In evaluating risk associated with the Company’s compensation policies and practices, the Compensation Committee seeks advice and data from Willis Towers Watson LLP, its independent compensation consultant. The committees report their findings to the full Board of Directors.

Director Nomination Process

Stockholder Recommendations.    It is the policy of the Nominating and Governance Committee to consider director candidates recommended by the stockholders holding on the date of submission of such recommendation at least 1% of the then-outstanding shares of PCTEL common stock continuously for at least 12 months prior to such date.

Stockholders desiring to recommend a candidate for election to the Board of Directors should send their recommendation in writing to the attention of Shelley J. Bacastow, Corporate Secretary, at the Company’s office located at 471 Brighton Drive, Bloomingdale, Illinois 60108. This written recommendation must include the information and materials required by the bylaws as well as our Policies and Procedures for Director Candidates. A copy of the Company’s bylaws is available upon written request to the Corporate Secretary at the address provided above. For a description of the advance notice provision of the Company’s bylaws, see “Deadline for Receipt of Stockholder Proposals and Nominations for 2020 Annual Meeting of Stockholders” on page 5. Our Policies and Procedures for Director Candidates are available at http://investor.pctel.com/documents.cfm.

Identifying and Evaluating Nominees for Director.    The Nominating and Governance Committee evaluates potential director nominees, whether recommended by stockholders or other sources, based upon the following criteria:

•	The current size and composition of the Board of Directors;

•	The needs of the Board of Directors and its committees;

•

The candidate’s judgment, independence, character, integrity, age, education, area of expertise, knowledge of the telecommunications industry, experience with businesses and other organizations of comparable size, diversity, length of service, and potential conflicts of interests;

•	Skills which are complementary to those of the existing members of the Board of Directors; and

•	Other factors that the Committee considers appropriate.

The Nominating and Governance Committee seeks diversity in Board members’ skill sets, business experience, financial and accounting experience, educational achievements, and potential contributions with a goal of bringing diverse business experience, knowledge and perspectives to the Board of Directors.

Compensation of Directors

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders. The Compensation Committee annually reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by Willis Towers Watson LLP, the independent compensation consultant engaged by the Compensation Committee. The Committee makes recommendations to the Board of Directors on cash and stock compensation for our non-employee directors. Each element of director compensation is described in this section.

The non-employee directors receive an annual cash retainer of $25,000 and shares of common stock with a grant date fair value of $55,000. The non-employee directors also receive $1,500 per Board meeting attended (unless the Board meeting was conducted by teleconference, in which case directors received $1,000 for each telephonic meeting in which they participate) and $1,000 per committee meeting attended. In addition, the non-employee directors receive the following annual compensation for Board leadership roles and committee membership:

•	the Chairman of the Board of Directors receives a cash retainer of $10,000 and shares of common stock with a grant date fair value of $15,000;

•	the Chair of the Audit Committee receives shares of common stock with a grant date fair value of $10,000;

•	the Chair of the Compensation Committee received shares of common stock with a grant date fair value of $10,000;

•	the Chair of the Nominating and Governance Committee receives shares of common stock with a grant date fair value of $7,000; and

•	each other non-employee member of any of the foregoing committees received shares of common stock with a grant date fair value of $5,000.

All the grants of common stock to the non-employee directors, as described above, are awarded on the date of the annual meeting and vest immediately. Non-employee directors who become Chairman of the Board, chair of a committee, or a committee member between annual meetings receive a pro-rated grant of common stock on the first day of service in such role. The number of shares granted is based on the total dollar value divided by the closing price of PCTEL common stock on the Nasdaq Global Select Market on the date of grant.

In addition to the above-referenced grants, new non-employee directors receive a one-time grant of restricted stock with a grant date fair value of $50,000 based upon the closing price of PCTEL common stock on the Nasdaq Global Select Market as of the first date of service, which vests in equal annual installments over three years.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Cindy K. Andreotti	42,000	66,994	—	108,994
Gina Haspilaire	42,000	69,999	717	112,716
Cynthia A. Keith	42,833	59,995	1,196	104,024
Steven D. Levy	51,000	79,996	—	130,996
Giacomo Marini	38,000	59,995	—	97,995
M. Jay Sinder	37,000	64,997	—	101,997

(1)

The values shown reflect the grant date fair value of the award, computed in accordance with FASB ASC topic 718. For a discussion of the valuation assumptions, see note 9 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018. The aggregate number of shares of unvested restricted stock outstanding at the end of fiscal 2018 was 4,831 shares held by Ms. Keith.

(2)	Ms. Haspilaire and Ms. Keith received dividends on unvested restricted stock granted to each such director at the commencement of her service on the Board of Directors.

Director Stock Ownership Guidelines

The Board of Directors believes that ownership of PCTEL common stock by directors demonstrates to the stockholders their commitment to the Company and optimism for its future. Accordingly, the Board of Directors adopted Stock Ownership Guidelines for Directors (“Guidelines”) that require each director to achieve ownership of PCTEL common stock with a value equal to three times the annual cash retainer paid by the Company to the non-employee directors for their service on the Board of Directors (currently $75,000). The non-employee directors have five years from their initial date of service to achieve compliance. All of the directors to whom the Guidelines currently apply have achieved compliance with the Guidelines.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with any of the directors may do so by sending an e-mail message to the General Counsel at general.counsel@pctel.com. The General Counsel monitors these communications, consults with the independent Chairman of the Board and provides a summary of messages received to the Board of Directors at its regularly scheduled meetings. Where the nature of the communication warrants, the General Counsel may obtain more immediate attention of the matter from the appropriate committee or the Chairman of the Board, independent advisors, or management. The General Counsel, in consultation with the non-executive Chairman of the Board may decide whether a response to any stockholder communication is necessary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of PCTEL common stock based on a review of filings made with the Securities and Exchange Commission as of April 3, 2019 by:

•	Each stockholder known by PCTEL to beneficially own more than 5% of the common stock;

•	Each director, including director nominees;

•	Each named executive officer; and

•	All of the directors, director nominees and named executive officers as a group.

Beneficial ownership is determined based on the rules of the SEC. Percent of shares beneficially owned is based upon 18,433,318 shares of common stock outstanding as of April 3, 2019. In addition, shares of common stock underlying options that are exercisable as of April 3, 2019 or that will become exercisable on or before June 2, 2019 (60 days subsequent to April 3, 2019) are treated as outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person and are listed below under the “Number of Shares Underlying Options” column, but those shares underlying options are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the stockholders listed below have sole voting or investment power with respect to all shares listed beside each stockholder’s name, subject to applicable community property laws.

Shares Outstanding as of 4/3/2019 18,433,318
Beneficial Owners	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% Stockholders
Ariel Investments, LLC (1)	1,689,638	—	1,689,638	9.17%
Chain of Lakes Investment Fund, LLC / Christopher B. Woodruff (2)	1,539,854	—	1,539,854	8.35%
DePrince, Race & Zollo, Inc. (3)	1,487,398	—	1,487,398	8.07%
Dimensional Fund Advisors LP (4)	1,472,787	—	1,472,787	7.99%
Renaissance Technologies LLC (5)	1,450,023	—	1,450,023	7.87%
Directors and Named Executive Officers
David A. Neumann	229,123	40,041	269,164	1.46%
Rishi Bharadwaj	199,931	36,000	235,931	1.28%
Giacomo Marini (6)	85,166	—	85,166	*
Steven D. Levy (7)	75,019	—	75,019	*
Cindy K. Andreotti	54,615	—	54,615	*
Gina Haspilaire	47,529	—	47,529	*
M. Jay Sinder	46,873	—	46,873	*
Arnt Arvik	31,091	3,333	34,424	*
Cynthia A. Keith	19,249	—	19,249	*
All directors, director nominees and named executive officers as a group (9 persons)	788,596	79,374	867,970	4.71%

*	Indicates less than 1% beneficial ownership

(1)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Ariel Investments, LLC (“Ariel”) on February 8, 2019. Ariel has sole dispositive power with respect to 1,689,638 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 1,651,838 shares and shared voting power with respect to 0 shares. Ariel’s address is 200 East Randolph Street, Suite 2900, Chicago, IL 60601.

(2)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13D filed with the SEC by Chain of Lakes Investment Fund, LLC and Christopher B. Woodruff (“Chain”) on December 27, 2018. Chain and

Mr. Woodruff have sole dispositive power with respect to 0 shares, shared dispositive power with respect to 1,539,854 shares and sole voting power with respect to 0 shares, and shared voting power with respect to 1,539,854 shares. Mr. Woodruff is deemed to have dispositive and voting power over the shares held by Chain as a result of his position as President of Chain. Mr. Woodruff disclaims beneficial ownership of the shares owned by Chain. Chain and Mr. Woodruff’s address is 8101 34th Avenue, Suite 400, Bloomington, MN 55425.

(3)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G/A filed with the SEC by DePrince, Race & Zollo, Inc. (“DePrince”) on January 25, 2019. DePrince has sole dispositive power with respect to 1,487,398 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 1,487,398 shares and shared voting power with respect to 0 shares. DePrince’s address is 250 Park Avenue South, Suite 250 Winter Park, FL 32789.

(4)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 8, 2019. Dimensional has sole dispositive power with respect to 1,472,787 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 1,472,787 shares and shared voting power with respect to 0 shares. Dimensional disclaims beneficial ownership of all such shares. Dimensional’ s address is Building One, 6300 Bee Cave Rd., Austin, TX 78746.

(5)

Information with respect to the number of shares of PCTEL common stock beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Renaissance Technologies LLC (“Renaissance”) on February 13, 2019. Renaissance has sole dispositive power with respect to 1,387,724 shares, shared dispositive power with respect to 62,299 shares, sole voting power with respect to 1,387,724 shares and shared voting power with respect to 0 shares. Renaissance’s address is 800 Third Avenue, New York, NY 10022.

(6)	Includes 18,953 shares of PCTEL common stock held by the Giacomo Marini Trust and 66,213 shares of PCTEL common stock held by the Marini-Jamason Community Property Trust.

(7)	Includes 5,000 shares of PCTEL common stock held by Beena M. Levy, spouse of Steven D. Levy.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Named Executive Officers

The purpose of this summary of our executive compensation is to discuss material information relating to compensation awarded to the following individuals who have been identified as the Company’s “Named Executive Officers” or “NEOs” for the fiscal year ended December 31, 2018:

Name	Title as of December 31, 2018

David A. Neumann	Chief Executive Officer

Rishi Bharadwaj(1)	Senior Vice President and Chief Operating Officer

Arnt Arvik(2)	Vice President and Chief Sales Officer

John W. Schoen(3)	Former Senior Vice President and Chief Financial Officer

(1)	Mr. Bharadwaj was promoted to Chief Operating Officer in connection with the reorganization of the Company effective August 28, 2018.
(2)	Mr. Arvik was promoted to Vice President and Chief Sales Officer in connection with the reorganization of the Company effective August 28, 2018.
(3)	Mr. Schoen left the Company on November 30, 2018. Mr. Kevin J. McGowan succeeded Mr. Schoen as Chief Financial Officer effective December 1, 2018.

Executive Officers

Because Mr. Neumann is a member of the Board of Directors, his biographical information is included under Proposal #1 “Election of Directors — Directors and Nominees.”

Mr. Arnt Arvik, 54, was promoted to Vice President and Chief Sales Officer in August 2018, and has responsibility for the Company’s worldwide sales efforts. He has previously served as the Company’s Vice President of Global Sales for the RF Solutions business since January 2017 and as Vice President of Americas Sales and Engineering Services for RF Solutions from September 2016 to January 2017. Prior to joining PCTEL, Mr. Arvik served in a number of leadership positions including Vice President of Americas Sales and Operations and Global Supply for Ascom Network Testing, a leader in optimization solutions for mobile networks, from 2009 to 2016. Prior to Ascom, he spent nine years with Ericsson Inc. as Director of Business Development for the TEMS product line in the Americas. Mr. Arvik received his degree in Maritime Engineering from Aalesund Maritime College and Business Management from BI, a Norwegian Business School.

Ms. Shelley J. Bacastow, 59, has served as the Company’s Vice President and General Counsel since January 2015 and has responsibility for addressing the Company’s legal matters worldwide. Ms. Bacastow served as the Company’s Assistant General Counsel from June 2014 to December 2014; Senior Corporate Counsel from October 2006 to June 2014; and as outside counsel to the Company from April 2003 to October 2006. Prior to joining PCTEL’s legal department, Ms. Bacastow served as Senior Counsel of the Motorola, Inc. law department from June 1996 to June 2002 where she was the head of the Global Finance Group from 1999 to 2002. She served as a Senior Attorney of the MCI Telecommunications, Inc. law department from June 1995 to June 1996. Ms. Bacastow began her career at the Chicago-based law firm Chapman and Cutler from May 1984 to June 1995. Ms. Bacastow received a Bachelor of Arts degree in Political Science from University of Wisconsin – Madison and a Juris Doctor from Notre Dame Law School.

Mr. Rishi Bharadwaj, 44, was promoted to Senior Vice President and Chief Operating Officer in August 2018, and has responsibility for the Company’s worldwide operations. He has previously served in a variety of positions at the Company, including as Senior Vice President and General Manager–Connected Solutions from

November 2016 to August 2018; Vice President and General Manager–Connected Solutions from March 2015 to November 2016; Vice President, Global Sales–Connected Solutions from March 2014 to March 2015; Vice President, Global Sales and Product Management from January 2014 to March 2014; and Mr. Bharadwaj held other leadership positions in the Connected Solutions segment from July 2003 to January 2014. Between September 1996 and June 2003, he held several RF and software engineering roles at other companies where he developed data collection and data analytics tools for the cellular industry. Mr. Bharadwaj earned a Bachelor of Science degree in Electrical Engineering and a Master of Electrical and Computer Engineering degree from Illinois Institute of Technology. He also received a Master’s degree in Business Administration from Northwestern University’s Kellogg School of Management. He holds a patent for measuring data quality in wireless communication networks.

Mr. Kevin J. McGowan, 52, was promoted to Vice President and Chief Financial Officer in December 2018. He joined the Company in February 2005 as the Controller, and served as Vice President of Finance and Corporate Controller since 2011. Prior to joining the Company, Mr. McGowan commenced his career as an auditor for Arthur Anderson for four years and served in various finance and controller roles for Andrew Corporation, a manufacturer of hardware for communications networks, for twelve years. Mr. McGowan holds a Bachelor of Arts in Accounting from the University of Notre Dame and a Master of Business Administration from University of Chicago Graduate School of Business. He is a registered CPA.

Mr. Sumeet Paul, 44, has served as Vice President and Chief Information Officer of PCTEL since January 2017, providing leadership in IT, software, and technology development and processes. He rejoined the Company in December 2015 as the Vice President and General Manager of data analytics. Prior to returning to PCTEL, Sumeet served as the Chief Software Architect for Connected Devices at Synchronoss Technologies, Inc., a digitization and cloud content management company for telecommunications, media and technology companies, from March 2011 to December 2015. Sumeet joined Synchronoss through the acquisition of Sapience Knowledge Systems, Inc., which he co-founded. Prior to founding Sapience, Sumeet worked at SmithMicro Software, Inc.; PCTEL; Agilent Technologies; SAFCO Technologies, Inc; Northwestern University; Southern Company Services; and CMS Research Corporation in a variety of software development, software management, and IT management positions. He holds a Bachelor of Science in Electrical Engineering from Northwestern University.

Mr. Leslie Sgnilek, 70, has served as the Company’s Vice President of Corporate Resources since June 2009, providing leadership for human resources and certain corporate functions, and became the Company’s Chief Risk Officer in May 2013. Les joined PCTEL in 2001 and has held a variety of positions in the Company, including as Corporate Treasurer, Vice President of Finance, and Director of Information Technology. Les started his career as an auditor with Grant Thornton, and held subsequent positions at Sea-Land Corporation as Assistant Treasurer, Trafalgar House Services as Corporate Treasurer, and at Brown & Sharpe Manufacturing Company as Corporate Treasurer. Les holds a Bachelor of Business Administration in Accounting from Baruch College, and a Master of Business Administration from St. John’s University in Staten Island, New York. Les is also a Certified Public Accountant.

Annual Compensation Process

The Company considered the results of the Say-on-Pay proposal presented to the stockholders for approval in 2017. In light of the 98% support the proposal received, the Company’s compensation policies and decisions remain focused on rewarding sustainable financial performance to drive stockholder value.

The compensation of the CEO, the other executive officers and the key managers is established prior to the end of the first quarter of the fiscal year. The Compensation Committee has full authority to determine the compensation of the executive officers (other than the CEO) and key managers of the Company. The CEO’s compensation must be approved each year by the independent Board members based on the recommendation of the Compensation Committee. In making its recommendation with respect to the CEO’s compensation, the

Compensation Committee takes into consideration, among other factors, the Company’s financial results and the results of a performance evaluation of the CEO for the preceding year. The annual evaluation of the CEO’s performance is conducted by the Nominating and Governance Committee through an electronic survey completed by all independent Board members. It requires each independent Board member to assess the CEO’s ability to meet financial performance objectives of the Company, conduct succession planning, execute strategic plans, exhibit leadership, create value and maintain good relationships with the stockholders, the Board of Directors and other stakeholders of the Company. The Chair of the Nominating and Governance Committee reports the results to the other independent Board members in executive session and moderates a discussion thereof. In formulating its recommendation to the Board of Directors with respect to the CEO’s compensation, the Compensation Committee exercises its judgment, taking into account the results of the Nominating and Governance Committee’s survey and discussion, any investor input that may have been received, and the comparative data and advice of Willis Towers Watson LLP, a global professional services company that serves as independent compensation consultant to the Compensation Committee (the “Independent Compensation Consultant”). The Compensation Committee’s discussions of the elements of compensation for the CEO are conducted in a closed session, typically with the Independent Compensation Consultant in attendance but with no Company employees present. The Chair of the Compensation Committee solicits input from the CEO in the course of the Compensation Committee’s formulation of its recommendation; however, the CEO is not permitted to participate in the deliberations by the Board of Directors in its evaluation of the Compensation Committee’s recommendation for CEO compensation.

The Compensation Committee relies upon the services of the Independent Compensation consultant to inform its decisions as to appropriate levels and elements of compensation for the named executive officers. The Compensation Consultant provides executive compensation consulting services to the Committee, including (i) assisting with establishing the Company’s compensation goals and objectives, (ii) providing relevant peer group and survey data on the compensation practices of the participating companies, and (iii) advising on industry trends in executive compensation. The Independent Compensation Consultant provides no services to the Company other than the services it provides to the Compensation Committee. The Compensation Committee’s practice is to invite a representative of the Independent Compensation Consultant to attend substantially all Compensation Committee meetings.

In establishing compensation for the executive officers (other than the CEO), the Compensation Committee relies on (i) insights provided by the CEO as to each executive officer’s individual performance, (ii) the compensation data compiled by the Independent Compensation Consultant, and (iii) the Company’s compensation philosophy. The CEO attended five of the seven Compensation Committee meetings in 2018 in order to provide his insight on the contributions made by various executive officers and key managers. After consulting with its Independent Compensation Consultant and the various executive compensation surveys, the Compensation Committee, in its discretion, sets the annual compensation for the executive officers and key managers, including salary and short-term and long-term incentives.

Reorganization and Segment Reporting

Effective August 2018, as more fully described in our Annual Report on Form 10-K for the year ended December 31, 2018, we consolidated our organizational structure to drive growth and address the convergence in the industrial IIoT, public safety, and 4G infrastructure markets and the emergence of new technologies such as 5G (“the Reorganization”). Until the Reorganization, PCTEL operated in two segments for reporting purposes, Connected Solutions and RF Solutions, which are reflected in the short-term incentive discussion below. We started reporting our financial condition and results of operations as one segment beginning with the Annual Report on Form 10-K for the year ended December 31, 2018, with two product lines (antenna products and test and measurement products).

Summary of Principal Elements of Executive Compensation

The principal elements included in executive compensation for the executive officers and key managers are the following, each of which is briefly described below:

1.

Base salary is the principal element of cash compensation that is not “at risk.” In determining the level of base salary, the Compensation Committee considers the performance, experience and responsibilities of the executive officer or key manager and seeks to establish a base salary that is competitive with those paid to comparable executive officers and key managers based upon benchmarking data.

2.

Incentive awards are administered under the Short-Term Incentive Plan which is an annual performance-based incentive plan designed to motivate achievement of specifically-identified, short-term corporate and business segment objectives. (As a result of the Reorganization (as discussed in “Reorganization and Segment Reporting” on page 39), future awards under the Short-Term Incentive Plan will be based solely on short-term objectives of the Company as a whole.) The awards are denominated in cash but may be paid in cash, shares or a combination of both.

3.

Equity awards are administered under the Long-Term Incentive Plan which is designed to encourage sustainable growth, consistent earnings, and management retention through consistency in long-term incentives. These equity awards include shares, options or a combination of both.

4.

Change of Control benefits are intended to induce certain executive officers to continue to contribute to the success of the Company in connection with an event resulting in the majority of the voting control of the Company being transferred (whether by way of merger, reorganization, acquisition, or sale of all or substantially all of the Company’s assets). These benefits are triggered if the executive officer is involuntarily terminated within twelve months of a change of control (i.e., a “double trigger”).

5.

Severance benefits compensate certain executive officers in the event of an involuntary termination of his/her employment unrelated to a change of control. The severance benefits include salary continuation and Company-paid healthcare benefits for a specified period of time and vesting of certain restricted stock previously awarded under the Short-Term and Long-Term Incentive Plans.

6.

Medical and other standard benefits, including medical, dental, and vision benefits, and term life and long-term disability insurance, a substantial portion of which are paid by the Company. The Company’s Employee Stock Purchase Plan allows employees of the Company to participate electively in a plan under which, through individual payroll deductions, they are permitted twice a year to buy shares at prices discounted from the trading price of the stock. In addition, the Company maintains a 401(k) plan for PCTEL employees, administered by an independent plan administrator, which provides a selection of investment alternatives from which plan participants may choose. The Company matches the contribution of a plan participant up to the first 4% of the participant’s compensation. The Company match vests immediately.

Summary of 2018 Compensation Results

The following table presents the compensation of the NEOs for the fiscal years ended December 31, 2018 and 2017:

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David A. Neumann (5)	2018	363,125	250,000	—	64,649	677,774
Chief Executive Officer	2017	350,000	119,400	157,931	153,636	780,967

Rishi Bharadwaj (6)	2018	289,653	124,200	—	58,514	472,367
Senior Vice President &	2017	270,000	83,580	128,563	52,630	534,773
Chief Operating Officer
Arnt Arvik (7)	2018	223,996	103,500	—	102,445	429,941
Vice President and Chief Sales Officer

John W. Schoen (8)	2018	281,717	138,000	—	169,942	589,659
Former Senior Vice President &	2017	290,400	83,580	119,829	30,653	524,462
Chief Financial Officer

(1)	The amounts shown reflect the actual amounts paid as salary during fiscal years 2018 and 2017.

(2)

The amounts shown do not reflect compensation actually received by the NEO in the year indicated. Instead, the amounts shown represent the aggregate grant date fair value of the restricted stock granted in the year indicated, calculated pursuant to the Statement of Financial Account Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 9 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2018. The stock awards include restricted stock granted pursuant to the Long-Term Incentive Plan in effect for the year indicated.

(3)

The amounts shown reflect the value of the grant awarded pursuant to the 2018 STIP, the details of which are discussed under “Awards Under the 2018 Short-Term Incentive Plan” on page 42. As indicated therein, the corporate and business segment threshold goals under the 2018 Short-Term Incentive Plan were not achieved and accordingly no incentive awards were actually made thereunder.

(4)

The amounts shown represent payments by the Company for each NEO of matching contributions under the 401(k) plan, group life insurance premiums, healthcare premiums, reimbursement of certain expenses and dividends on unvested restricted stock of PCTEL common stock. The contributions exceeding $10,000 are (i) total dividends on restricted stock of PCTEL common stock of $32,584 and $24,125 for Mr. Neumann in 2018 and 2017, respectively; $27,252 and $23,090 for Mr. Bharadwaj in 2018 and 2017, respectively; (ii) 401(k) match of $11,000 and $10,800 for Mr. Neumann, Mr. Bharadwaj, Mr. Arvik and Mr. Schoen in 2018 and 2017, respectively.

For Mr. Neumann, included in All Other Compensation is $96,991 for relocation costs for Mr. Neumann’s move to Chicago when he was appointed CEO in 2017.

For Mr. Arvik, included in All Other Compensation is $70,657 earned pursuant to his 2018 Sales Compensation Plan (“2018 SCP”).

For Mr. Schoen, included in All Other Compensation is $25,833 in continuation of base salary through the end of the 2018 fiscal year. These cash payments were made in connection with Mr. Schoen’s departure from the Company effective November 30, 2018 and are more fully described under “Potential Payments Upon Termination Unrelated to Change of Control” on page 47.

(5)	Mr. Neumann was appointed Chief Executive Officer effective January 2, 2017.

(6)	Mr. Bharadwaj was promoted to Chief Operating Officer in connection with the Reorganization, effective August 28, 2018.

(7)	Mr. Arvik first became a Named Executive Officer for the 2018 fiscal year. He was promoted to Vice President and Chief Sales Officer in connection with the Reorganization, effective August 28, 2018.

(8)	Mr. Schoen left the Company effective November 30, 2018.

Base Salaries.    The base salary of each NEO was increased in 2018 in order to remain competitive with the salaries of comparable executive officers based upon benchmarking information comprised of survey data derived from two independent executive compensation surveys compiled by recognized compensation firms as well as publicly-available data from a peer group selected by the Compensation Committee of 17 publicly-traded companies that are comparable to the Company in general terms, including broad industry sectors, size and business complexity, and who compete with the Company for talent. The base salaries of the NEOs for 2018 and 2017 are set forth below:

Base Salaries for Named Executive Officers

Name	2018 ($)	2017 ($)
David A. Neumann (1)	367,500	350,000
Rishi Bharadwaj (2)	315,000	270,000
Arnt Arvik (3)	243,000	—
John W. Schoen (4)	310,000	300,200

(1)	Mr. Neumann’s base salary for 2018 was effective April 1, 2018. He became the CEO on January 2, 2017 and his 2017 base salary was effective on such date.

(2)

Mr. Bharadwaj’s base salary for 2018 was $280,000 effective April 1, 2018 until his promotion to Senior Vice President and Chief Operating Officer effective August 28, 2018 in connection with the Reorganization (as described in “Reorganization and Segment Reporting” on page 39. On such date, his base salary increased to $315,000.

(3)

Mr. Arvik was promoted to Vice President and Chief Sales Officer effective August 28, 2018 in connection with the Reorganization. His base salary became effective on such date. Mr. Arvik first became a Named Executive Officer for fiscal year 2018.

(4)	Mr. Schoen, the former Senior Vice President and Chief Financial Officer, left the Company effective November 30, 2018.

Awards Under the 2018 Short-Term Incentive Plan.    The 2018 Short-Term Incentive Plan (“2018 STIP”) emphasized revenue generation as well as Adjusted EBITDA, in contrast with the 2017 Short-Term Incentive Plan which used Adjusted EBITDA as its sole metric. The 2018 STIP was designed to provide incentive awards for the NEOs, other executive officers and key managers based on the achievement of the specifically-identified revenue and Adjusted EBITDA goals for the Company or the applicable business segment (i.e., Connected Solutions and RF Solutions) with which the participant was associated. The design of the 2018 STIP weighted achievement of the revenue goal at 20% and achievement of the Adjusted EBITDA goal at 80%. The 2018 STIP aligned the participants’ interests directly with those of the stockholders and was a self-adjusting plan given that the net Adjusted EBITDA for 2018 included the aggregate incentive award payment. “Adjusted EBITDA” is a non-GAAP measure defined as GAAP operating profit excluding stock compensation expenses, amortization of intangible assets, depreciation, restructuring charges, impairment charges, gain/loss on sale of product lines, and expenses included in GAAP operating profit to the extent recovery of such expenses is recorded in other income. For purposes of Adjusted EBITDA at the business segment level, corporate costs were allocated to the business segments proportionally based on their respective target revenue goal. We believe that use of this non-GAAP measure facilitates comparability of results over different periods.

Although the Compensation Committee believed that the target goals for the Company and the two business segments were challenging but achievable with significant effort, the Company did not achieve threshold levels of revenue and Adjusted EBITDA, either at the corporate level or for each of the business segments. Accordingly, no participant received incentive awards under the 2018 STIP.

The following incentives would have been awarded to the NEOs under the 2018 STIP had there been achievement of the threshold, target or maximum levels of Adjusted EBITDA. Awards would have been made 50% in cash and 50% in Company common stock for named executive officers.

Name	At Threshold (% of base salary)	$	At Target (% of base salary)	$	At Maximum (% of base salary)	$	Actual Award $
David A. Neumann	37.50	137,813	75.00	275,625	150	551,250	—

Rishi Bharadwaj	28.75	90,563	57.50	181,125	115	362,250	—

John W. Schoen	28.75	89,125	57.50	178,250	115	356,500	—

(1)

The goal at target is consistent with the Company’s 2018 financial plan for revenue and Adjusted EBITDA. The threshold award is equal to 50% of the target award, and the maximum award is equal to 200% of the target award.

(2)	Mr. Arvik did not participate in the 2018 STIP. He participates in a Sales Compensation Plan which rewards him through commissions on sales of PCTEL products.

Mr. Arvik earned commission of $70,657 under his 2018 Sales Compensation Plan based upon sales of the RF Solutions segment from January 1 to August 27, 2018 when he served as Vice President of Global Sales for the RF Solutions segment, and based upon sales of the entire company from August 28, 2018 to December 31, 2018 when he served as the Vice President and Chief Sales Officer of the Company. The maximum amount of commission that Mr. Arvik could have earned under his 2018 Sales Compensation Plan at 200% of his quota was $375,193.

Awards Under the 2018 Long-Term Incentive Plan.    The Long-Term Incentive Plan for 2018 (“2018 LTIP”) employs service-based vesting over three years in equal annual increments in order to enhance the retention value of the long-term incentive award. In comparison, the restricted stock issued under the 2017 LTIP vests on the second anniversary of the grant date. Each NEO must be an employee of the Company on the respective vesting dates in order to receive shares on such date. The shares of restricted stock may earn and receive distribution of dividends on the same terms as dividends paid on our common stock.

2018 Long-Term Incentive Plan

Name	# of Shares
David A. Neumann	36,232

Rishi Bharadwaj	18,000

Arnt Arvik	15,000

John W. Schoen(1)	20,000

89,232

(1)

Mr. Schoen left the Company in November 2018. In connection with his departure, one third of the shares reflected in the table above were accelerated. The remaining shares were forfeited and returned to the PCTEL, Inc. Stock Plan. For more details, see “Potential Payments Upon Termination Unrelated to Change of Control” on page 47.

The value of the 2018 LTIP awards is between the 25th percentile and the median for each NEO based on survey and peer group data regarding long-term incentives provided by the Compensation Committee’s Independent Compensation Consultant.

Summary of Equity Plans

Stock Plan.    All equity issued by the Company (regardless of type and whether granted under the Short-Term Incentive Plan, the Long-Term Incentive Plan or otherwise) is issued under the PCTEL, Inc. Stock Plan (the “Stock Plan”).

While the Compensation Committee could issue stock options under the Stock Plan, no stock options have been issued to NEOs since 2013. The Compensation Committee has never re-priced previously granted stock options where the trading price of the Company’s stock is less than the exercise price of the stock options, and the Stock Plan expressly prohibits such re-pricing of previously granted stock options.

Equity Compensation Plan Information.    The following table provides information as of December 31, 2018 about PCTEL common stock that may be issued upon the exercise of outstanding options and rights under our equity compensation plans:

Plan Category	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Avergae Exercise Price of Outstanding Options, Warrants and Rights ($)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by stockholders(1)	1,281,139	7.08	2,354,968	(2)
Equity compensation plans not approved by stockholders	—	—	—

(1)	Includes options to purchase 423,534 shares granted under the PCTEL, Inc. Stock Plan. Excludes purchase rights under the current Employee Stock Purchase Plan.

(2)

Includes 2,160,154 shares available for issuance under the PCTEL, Inc. Stock Plan and 194,814 shares available for issuance under the Employee Stock Purchase Plan. Does not include shares that would be available under the 2019 Stock Incentive Plan or the ESPP proposals in this proxy statement.

(3)

As of March 31, 2019, the aggregate number of shares issuable upon exercise of outstanding options under the PCTEL, Inc. Stock Plan was 325,335 shares. After giving effect to the service-based restricted stock awarded under the 2019 Long-Term Incentive Plan and shares reserved for performance-based shares awards under 2019 Short-Term and Long-Term Incentive Plans, 780,751 shares remain available for issuance under the Stock Plan. 99,438 shares remain available for issuance under the Employee Stock Purchase Plan.

Stock Retention Guidelines.    In order to align further the interests of the Company’s NEOs with the interests of the stockholders, the Board of Directors adopted a stock retention policy that prohibits (i) the CEO from selling or otherwise disposing of PCTEL common stock unless, after giving effect to the sale, he holds shares with a market value equal to twice his annual base salary, and (ii) the other NEOs and Section 16 officers from selling or otherwise disposing of PCTEL common stock unless, after giving effect to the sale, he/she holds shares with a market value equal to his/her annual base salary.

Outstanding Equity Awards.    The following table indicates the unexercised options, unvested stock and equity incentive plan awards for each NEO outstanding as of December 31, 2018:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David A. Neumann	4/9/2013	40,041	—	7.16	4/9/2020	—	—	—	—
		—	—			108,732	466,460	—	—
Rishi Bharadwaj	4/9/2013	35,000	—	7.16	4/9/2020	—	—	—	—
	4/23/2013	1,000	—	6.84	4/23/2020	—	—	—	—
		—	—			84,500	362,505	—	—
Arnt Arvik	9/14/2016	2,812	2,188	5.06	9/14/2023	—	—	—	—
		—	—	—	—	29,000	124,410	—	—
John W. Schoen	4/9/2013	42,711	—	7.16	4/9/2020	—	—	—	—

(1)

For Mr. Neumann, 39,577 shares vested on February 11, 2019; 37,500 shares vest on November 19, 2019; 19,577 shares vest on February 11, 2020; and 12,078 shares vest on February 11, 2021. For Mr. Bharadwaj, 27,500 shares vested on February 11, 2019; 37,500 shares vest on November 19, 2019; 13,500 shares vest on February 11, 2020; and 6,000 shares vest on February 11, 2021. For Mr. Arvik, 14,000 shares vested on February 11, 2019; 2,500 shares vest on September 29, 2019; 5,000 shares vest on February 11, 2020; 2,500 shares vest on September 29, 2020; and 5,000 shares vest on February 11, 2021. Mr. Schoen left the Company in November 2018. For information regarding the vesting of certain of his outstanding equity, see “Potential Payments Upon Termination Unrelated to Change of Control” on page 47.

(2)	The market value is calculated by multiplying the number of shares that have not vested by $4.29, the closing price per share of PCTEL common stock on December 31, 2018.

Summary of Payments Upon Termination or a Change of Control

The Company provides retention benefits to its NEOs and certain of its other executive officers upon the occurrence of certain events surrounding a Change of Control in order to induce the executive officers to continue to contribute to the success of the Company in the transition period and the post-acquisition period to the extent permitted by the successor or acquirer. A “Change of Control” is any merger, reorganization or acquisition of the Company (including by way of sale of all or substantially all of the Company’s assets) in which a majority of the voting control of the Company is transferred. The retention benefits offered by the Company to certain executive officers in connection with a Change of Control are based on a “double trigger” requiring both (i) a completed Change of Control event, and (ii) either (x) an involuntary termination of such executive officer’s employment within 12 months following such Change of Control event other than as a result of Cause, disability or death (an “Involuntary Termination”), or (y) a termination by the executive officer of his or her employment pursuant to a “Voluntary Termination for Good Reason” (as such capitalized terms are defined in the applicable Management Retention Agreement). The principal retention benefits available to the participating executive officers upon satisfaction of both triggers are a lump sum payment of a specified percentage of base salary, acceleration of 100% of any then unvested equity incentives, and Company-paid healthcare benefits for a specified period of time, all as indicated in the table below. The Compensation Committee believes that the level of these benefits would not, in the aggregate, represent a financial deterrent to a buyer or successor entity in considering a combination transaction with the Company.

Under their employment and/or severance benefit agreements with the Company, the NEOs and certain other executive officers are also entitled to severance and related benefits in connection with (i) the Involuntary Termination of their employment, and (ii) a termination by the NEO or executive officer of his or her employment pursuant to a Voluntary Termination for Good Reason (as defined in the applicable Management Retention Agreement) in each case, unassociated with a Change of Control. The principal severance benefits include salary continuation, acceleration of the vesting of certain equity awards, and Company-paid healthcare benefits for a specified period of time. The CEO would also receive a short-term incentive or other bonus based upon the Company’s actual performance for the performance period pro-rated for the period of employment.

The table below summarizes the severance and Change of Control benefits for our Named Executive Officers as of December 31, 2018:

	Severance Benefits ( i.e., Involuntary Termination Unrelated Related to a Change of Control)				Change of Control Benefits (i.e., Involuntary Termination Within 12 Months of a Change of Control)
Name	Salary Continuation	Healthcare (in months)	Acceleration of Unvested Options	Acceleration of Unvested Restricted Shares(1)	Multiple of Annual Salary (Paid in Lump Sum)	Healthcare (in months)	Acceleration of Unvested Options	Acceleration of Unvested Restricted Shares(2)
David A. Neumann	12 months	Up to 12 months	100%	100%	2.25x	Up to 12 months	100%	100%
Rishi Bharadwaj	12 months	Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%
Arnt Arvik	12 months	Up to 12 months	12 months	12 months	2x	Up to 12 months	100%	100%

(1)

The occurrence of an involuntary termination (other than for “Cause,” death or “Disability,” as such terms are defined in the severance benefits letter) of an NEO (other than the CEO) in 2018 would have resulted in service-based restricted shares partially accelerating as if the NEO had continued to be employed for 12 months. With respect to performance-based equity awards, an involuntary termination of an NEO (other than the CEO) would have resulted in the immediate vesting of his/her performance-based equity awards established for the period in which the termination occurred, but he/she would have lost the right to earn any performance-based equity for any future performance periods. The occurrence of an involuntary termination (other than for Cause) of the CEO in 2018 would have resulted in an immediate vesting of all unvested service-based equity awards and performance-based equity awards shall vest and pay out in accordance with the terms thereof.

(2)

Upon the occurrence of a Change of Control, performance-based equity awards will automatically convert into service-based equity awards with no performance contingencies, but the vesting requirements (as stated in the applicable award agreement) will continue to pertain to the equity award; however, in the event of the involuntary termination of any NEO within 12 months following a Change of Control, all such NEO’s equity awards will immediately vest.

Potential Payments Upon Termination Related to Change of Control

The following table estimates amounts payable to the NEOs as if an involuntary termination within 12 months of a Change of Control had occurred on December 31, 2018:

Change of Control Benefits (1,5,6)
	Salary Continuation(2) ($)	Healthcare Continuation(3) ($)	Restricted Stock Acceleration(4) ($)	Total ($)
David A. Neumann	826,875	17,641	466,460	1,310,976
Rishi Bharadwaj	630,000	16,636	362,505	1,009,141
Arnt Arvik	486,000	11,103	124,410	621,513

(1)

The amounts set forth in the table assume that termination of the NEO’s employment occurred as of December 31, 2018, within 12 months of a Change of Control of the Company as a result of (i) an involuntary termination by the Company of the NEO’s employment other than for “Cause,” death, or “Disability” (an “Involuntary Termination”) or (ii) a “Voluntary Termination for Good Reason,” as such capitalized terms are defined in the applicable Management Retention Agreement. If an NEO’s employment were terminated for reasons other than the foregoing, such NEO would not be entitled to receive payments under any Change of Control arrangements with the Company. The material terms of the Change of Control benefits set forth in the agreements that the Company has entered into with each of the NEOs are described in greater detail above under this section “Summary of Payments Upon Termination or a Change of Control.”

(2)

The amount set forth as salary represents 200% of base salary for NEOs (other than the CEO) and is paid in a lump sum after both (i) the completion of a Change of Control and (ii) within twelve months thereafter, either an Involuntary Termination of the NEO’s employment or a termination by the NEO of his/her employment pursuant to a Voluntary Termination for Good Reason. The amount set forth as salary for Mr. Neumann represents 225% of his base salary and is paid in a lump sum based on the same criteria as stated in the preceding sentence.

(3)	The amount set forth for healthcare continuation represents the current contribution rate paid by the Company for healthcare coverage for up to 12 months.

(4)

Under the terms of the Management Retention Agreements providing for Change of Control benefits, all then unvested service-based restricted stock vests upon the occurrence of an Involuntary Termination within 12 months of a Change of Control. Upon a Change of Control, performance-based restricted stock automatically converts into service-based restricted stock with no performance contingencies, but the vesting requirements (as stated in the applicable award agreement) will continue to pertain to the restricted stock; however, in the event of an Involuntary Termination or a Voluntary Termination for Good Reason within 12 months of a Change of Control, the restricted stock will immediately vest. The value represents the number of shares that would have vested multiplied by $4.29, the closing price of PCTEL common stock on December 31, 2018.

(5)	Mr. Schoen left the Company on November 30, 2018 and would not have received a payment if a Change of Control occurred on December 31, 2018.

(6)

The Company has calculated the impact of Section 280G of the Code as applied to payments made in connection with a Change of Control (“parachute” payments). No excise tax under Section 280G and 4999 of the Code applies. The assumption used to determine whether an excise tax was required was based on a Change of Control date of December 31, 2018. All equity which was assumed accelerated in such calculation was valued at $4.29 per share.

Potential Payments Upon Termination Unrelated to Change of Control

The following table estimates amounts payable to the NEOs as if an involuntary termination unrelated to a Change of Control, or occurring more than 12 months after a Change of Control, had occurred on December 31, 2018:

Severance Benefits(1,6)

	Salary Continuation(2) ($)	Incentive Plan Awards(3) ($)	Healthcare Continuation(4) ($)	Restricted Stock Acceleration(5) ($)	Total ($)
David A. Neumann	367,500	137,813	17,641	466,460	989,414
Rishi Bharadwaj	315,000	—	16,636	278,850	610,486
Arnt Arvik	243,000	—	11,103	76,148	330,251

(1)

The amounts set forth in the table assume that termination of the employment of an NEO (other than the CEO) occurred unrelated to, or more than 12 months after, a Change of Control as a result of (i) an involuntary termination by the Company of the NEO’s employment other than for “Cause,” death or “Disability” or (ii) a “Voluntary Termination for Good Reason,” as such capitalized terms are defined in the applicable severance benefits letter. If the employment of an NEO (other than the CEO) were terminated voluntarily by the NEO (other than as a Voluntary Termination for Good Reason) or by the Company for Cause, death or Disability, such NEO would not be entitled to receive the severance benefits reflected in the table. The material terms of the severance benefits set forth in the agreements that the Company has with each NEO are described in greater detail above under “Summary of Payments Upon Termination or a Change of Control.”

In the case of the CEO, the amounts set forth in the table assume that termination of his employment occurred unrelated to, or more than 12 months after, a Change of Control as a result of (a) an involuntary termination by the Company of the CEO’s employment other than for “Cause,” or (b) a “Voluntary Termination for Good Reason,” as such terms are defined in his employment agreement. If his employment were terminated as a result of death or “Disability,” the CEO would be entitled to receive the payments reflected in the table. If the CEO’s employment were terminated voluntarily by the CEO (other than as a Voluntary Termination for Good Reason) or by the Company for Cause, the CEO would not be entitled to receive the severance benefits reflected in the table.

(2)	The amount set forth as salary continuation represents base salary for 12 months, which would be paid by the Company on a continuing basis in accordance with normal payroll procedures.

(3)

If the CEO’s employment were terminated in 2018 unrelated to, or more than 12 months after, a Change of Control as a result of an involuntary termination by the Company of his employment other than for Cause or by the CEO as a Voluntary Termination for Good Reason, the CEO would receive a payment under the 2018 Short-Term Incentive Plan determined in accordance with such plan based upon the Company’s actual performance. The amount is shown at threshold in the table; provided, however that no payment was actually made to the CEO or any participant under the 2018 STIP. If the CEO’s employment were terminated for Cause, he would not be entitled to receive the severance benefits reflected in the table.

(4)	The amount set forth for healthcare represents the current contribution rate paid by the Company for healthcare coverage for up to 12 months.

(5)

Except in the event of a termination for Cause, death or Disability, service-based restricted stock partially accelerates as if the NEO (other than the CEO) had continued to be employed for 12 months. Except in the event of termination of the CEO for Cause, all restricted stock held by the CEO will accelerate. The value represents the number of shares accelerated (assuming vesting through December 31, 2018) multiplied by $4.29, the closing price per share of PCTEL common stock as of December 31, 2018.

(6)

The Company has calculated the impact of Section 280G of the Code as applied to payments made in connection with termination of an NEO. No excise tax under Sections 280G and 4999 of the Code applies. The assumptions used to determine whether an excise tax was required were based on a Change of Control date of December 31, 2018. All equity which was assumed accelerated in such calculation was valued at $4.29 per share.

Mr. Schoen, the former Senior Vice President and Chief Financial Officer, left the Company effective November 30, 2018 and was paid the following amounts in accordance with his employment agreement: twelve months of salary continuation in the amount of $310,000; accelerated vesting of 25,666 restricted shares of the Company’s common stock (which would have vested if Mr. Schoen had continued to be employed for twelve additional months) valued at $108,182 based on the closing sales price per share of $4.22 as of November 30, 2018; payment of healthcare benefits under COBRA of approximately $14,000 for 12 months of continued health coverage for Mr. Schoen and his eligible dependents who received health coverage under the Company health care plans as of November 1, 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

For each of the last two completed fiscal years of the Company, no director, director nominee, executive officer, beneficial owner of more than 5% of PCTEL common stock, or any person who is the immediate family member or shares the household (other than a tenant or employee) of any of the foregoing persons, had any material interest, direct or indirect, in any transaction or proposed transaction of the Company which involves an amount exceeding the lesser of $120,000 or one percent of the average of the Company’s total assets at year end.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received from, and/or written representations from, such reporting persons, the Company believes that during fiscal year 2018 all of the Company’s officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

HOUSEHOLDING OF ANNUAL PROXY MATERIALS

SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095.

OTHER MATTERS

We know of no further matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 16, 2019

APPENDIX A

PCTEL, INC. 2019 STOCK INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean the consummation of one of the following events:

(A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(B) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(C) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(D) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3.

(h) “Company” shall mean PCTEL, Inc., and any successor corporation.

(i) “Director” shall mean a member of the Board.

(j) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(k) “Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate, or any person to whom an offer of employment or engagement with the Company or any Affiliate is extended.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the Nasdaq Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

(n) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q) “Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) “Plan” shall mean this PCTEL, Inc. 2019 Stock Incentive Plan, as amended from time to time.

(t) “Prior Stock Plan” shall mean the PCTEL, Inc. Stock Plan, as amended from time to time.

(u) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(v) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(w) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(x) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(y) “Securities Act” shall mean the Securities Act of 1933, as amended.

(z) “Shares” shall mean shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(bb) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to each Participant under the Plan;

(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;

(v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7;

(vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 6 and 7;

(vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended;

(viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6;

(ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or applicable corporate law.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal:

(i) 2,213,000 (the authorized net increase of Shares in connection with the adoption of the Plan), plus

(ii) any Shares subject to any outstanding award under the Prior Stock Plan that, after May 29, 2019, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below. (On and after stockholder approval of this Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.)

The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. When determining the number of any recycled Shares from the Prior Stock Plan that are added to the aggregate reserve under paragraph (ii) above, the number of Shares added shall be determined in accordance with the Share counting rules described in this Plan (and not the Prior Stock Plan under which the related Share award was issued).

(b) Counting Shares. Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i) Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii) Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section (b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.

(iii) Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv) Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d) Annual Limitations for Awards Granted to Employees, Officers and Consultants. No Eligible Person who is an employee or officer may be granted any Award or Awards for more than 300,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. No Eligible Person who is a consultant, independent contractor or advisor may be granted any Award or Awards for more than 75,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(e) Annual Limitation for Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $175,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock

Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one-hundred (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee at the time of grant but shall not be longer than ten (10) years from the date of grant. Notwithstanding the foregoing, if an Eligible Person’s service with the Company and all Affiliates terminates for any reason during the term, then the Eligible Person’s Option shall expire on the earliest of the following dates: (A) the Option’s term expiry date fixed by the Committee in the Award Agreement at the date of grant; (B) the 180th day after the termination of the Eligible Person’s service for any reason (including death or disability), or (C) any earlier date as the Committee may determine and specify in the Award Agreement at the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A) Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(B) Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one-hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one-hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitations in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a minimum period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.

(e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option-like exercise feature.

(f) Additional Terms and Limitations.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv) Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award, other than a fully vested and unrestricted Share, to family members if such transfer is for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(v) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vi) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(vii) Minimum Vesting. Except as provided in this paragraph below, no Award shall be granted with terms providing for any right of exercise or a lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary measured from the commencement of the period over which performance is evaluated). Notwithstanding the foregoing, a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan may be issued as Awards that do not comply with the applicable one-year minimum exercise and vesting requirements set forth above. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Sections 4(a) and 4(b) of the Plan apply. Nothing in this Section 6 shall limit the authority of the Committee to provide for the acceleration of the exercisability of any Award or the lapse of any restrictions relating to any Award except where expressly limited in Section 6(f)(viii).

(viii) Acceleration of Vesting or Exercisability. No Award Agreement shall, by operation of its terms, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change in Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change in Control.

(ix) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7. Amendment and Termination; Corrections

(a) Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i) amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii) amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or, subject to the limitations in Section 6(f)(viii), otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii) make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv) amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty, prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(I) require stockholder approval under the rules or regulations of the Securities and Exchange Commission, the Nasdaq Global Select Market or any other securities exchange that are applicable to the Company;

(II) increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(III) permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;

(IV) permit the award of Options or Stock Appreciation Rights at a price less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(V) increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or

(VI) increase the number of shares subject to the limitations contained in Section 4(d) of the Plan.

(b) Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6(f)(viii), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i) either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv) that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the stockholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. Each Award will be evidenced by an Award Agreement signed by the Participant and a representative of the Company unless the Committee expressly provides otherwise. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Stockholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and unless an Award Agreement expressly provides otherwise, all fractional Shares and any rights thereto shall be canceled, terminated and otherwise eliminated without consideration.

(l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Clawback or Recoupment

In addition to such forfeiture and/or penalty conditions as specified in any Award Agreement, Awards under this Plan shall be subject to forfeiture or other penalties pursuant any clawback or similar recoupment policy as may be established or amended from time to time.

Section 11. Effective Date of the Plan

The Plan was adopted by the Board on February 6, 2019. The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on May 29, 2019 and the Plan shall be effective as of the date of such stockholder approval. On and after stockholder approval of the Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

Section 12. Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on February 6, 2029 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

APPENDIX B

PCTEL, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

1. General.

(a) Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan and Offerings thereunder qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

(b) Effectiveness. The first Offering Period under the Plan will commence on the first Trading Day on or after October 1, 2019, as provided in Section 4. On and after September 30, 2019, no further offerings will be made under the PC-TEL, INC. EMPLOYEE STOCK PURCHASE PLAN (as amended and restated as of June 11, 2014).

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(f) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means PCTEL, Inc., a Delaware corporation.

(i) “Compensation” means an Employee’s base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(j) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan or any Offering.

(k) “Director” means a member of the Board.

(l) “Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The Administrator, in its discretion, from time to time may, prior to the Offering Date of an Offering, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who are Officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act. Notwithstanding any provision of the Plan, the Administrator may in its sole discretion prior to the Offering Date of an Offering determine that citizens or residents of a foreign jurisdiction shall not be Eligible Employees if, as of the Offering Date of the grant of an Option to citizens or residents of the foreign jurisdiction is prohibited under the laws of such jurisdiction; or compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of Code Section 423.

(m) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o) “Exercise Date” means the last Trading Day of each Purchase Period. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may, prior to the Offering Date of an Offering, determine (on a uniform and nondiscriminatory basis) when the Exercise Dates will occur during a Purchase Period.

(p) “Fair Market Value” means, with respect to shares of Common Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator. Notwithstanding the foregoing, unless otherwise determined by the Administrator, the Fair Market Value of shares of Common Stock on a given date for purposes of the Plan shall be the closing sale price of the shares as reported on the Nasdaq Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

(q) “Fiscal Year” means the fiscal year of the Company.

(r) “New Exercise Date” means a new Exercise Date set by shortening any Offering Period then in progress.

(s) “Offering” means the grant of Options to purchase shares of Common Stock under the Plan to Eligible Employees. The terms of each Offering need not be identical; provided, however, that the rights and privileges established with respect to an Offering will apply in an identical manner to all employees of the Company and each Designated Subsidiary that are granted Options under the Offering.

(t) “Offering Date” means the first Trading Day of each Offering Period.

(u) “Offering Period” means the period of time the Administrator may determine prior to an Offering Date, for Options to be granted on such Offering Date, during which an Option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately six (6) months (i) commencing on the first Trading Day on or after April 1 of each year and terminating on the last Trading Day in the period ending the following September 30, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after October 1 of each year and terminating on the last Trading Day in the period ending the following March 31, approximately six (6) months later. The first Offering Period under the Plan will commence on the first Trading Day on or after October 1, 2019, and will end on the last Trading Day on or before March 31, 2020. The second Offering Period under the Plan will commence on the first Trading Day on or after April 1, 2020, and will end on the last Trading Day on or before September 30, 2020. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 19 and 20.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means an Eligible Employee who holds an outstanding Option granted pursuant to the Plan.

(z) “Plan” means this PCTEL, Inc. 2019 Employee Stock Purchase Plan, adopted as of                 , 2019, as set forth herein and as may be amended from time to time.

(aa) “Purchase Period” means the period during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan or Offering. Unless and until the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

(bb) “Purchase Price” shall be determined by the Administrator (on a uniform and nondiscriminatory basis) prior to an Offering Date for all Options to be granted on such Offering Date, subject to compliance with Section 423 of the Code and Treasury regulations promulgated thereunder (or any successor rule or provision or any other Applicable Laws) or pursuant to Section 20. Unless and until the Administrator provides otherwise with respect to an Offering, the Purchase Price will be equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.

(cc) “Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3. Eligibility.

(a) Offering Periods. Any individual who is an Eligible Employee on a given Offering Date of any Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an Option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan will commence on the first Trading Day on or after October 1, 2019, and will end on the last Trading Day in the period ending March 31, 2020, approximately six (6) months later. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may participate in the Plan pursuant to Section 3 by (a) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (b) following an electronic or other enrollment procedure prescribed by the Administrator.

6. Payroll Deductions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Purchase or Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions for a Participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by Participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), or if the Administrator reasonably anticipates a Participant has contributed a sufficient amount to purchase a number of shares of Common Stock equal to or in excess of the applicable limit for such Offering Period (as set forth in Section 7 or as established by the Administrator), a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, or for Participants who have had their contributions reduced due to the applicable limits on the maximum number of shares that may be purchased in any Offering Period, payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, Social Security or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

(g) Notwithstanding any provision of the Plan, no payroll deductions may commence during an Offering Period unless the shares of Common Stock to be issued upon exercise of the Options granted in the Offering are covered by an effective registration statement pursuant to the Securities Act. If on an Offering Date the shares of Common Stock are not so registered, no payroll deductions shall take effect on such Offering Date, and the Offering Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement.

7. Grant of Option. On the Offering Date of each Offering, each Eligible Employee participating in such Offering will be granted an Option to purchase on each Exercise Date during the applicable Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than two thousand (2,000) shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such Option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offerings, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period or Offering Period. Exercise of the Option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The Option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her Option will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the Option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and either (A) continue all Offering Periods then in effect or (B) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant, as appropriate, of the shares purchased upon exercise of his or her Option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) Pursuant to procedures established by the Administrator, a Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal and such Participant’s Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5 hereof.

(b) A Participant’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such

Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s Option will be automatically terminated.

12. Interest. No interest will accrue on the payroll deductions of a Participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be one million eight hundred thousand (1,800,000) shares.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. As of the date hereof, the Compensation Committee of the Board is the Administrator of the Plan. The Administrator will have full and exclusive discretionary authority, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine how and when Options to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Options (which need not be identical);

(b) To designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan as Designated Subsidiaries;

(c) To construe, interpret and apply the terms of the Plan and, in the exercise of this power, correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(d) To determine eligibility and to adjudicate all disputed claims filed under the Plan;

(e) To adopt rules or procedures relating to the operation and administration of the Plan, including, without limitation, rules and procedures regarding eligibility to participate in the Plan or any Offering, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates which vary with local requirements and such other procedures as are necessary to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States;

(f) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States; and

(g) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as a tax-qualified employee stock purchase plan.

Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revert to the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

15. Death of Participant. In the event of the death of a Participant, the Company shall deliver any remaining cash balance to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All shares held by a broker or designated agent of the Company shall be delivered to such beneficiary named under the brokerage or agent account (or if there is no such beneficiary, as provided under the account).

16. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering in accordance with Section 10 hereof.

17. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual bookkeeping accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any. Notwithstanding the foregoing, all payroll deductions received under the Plan shall be deposited with the general funds of the Company except where applicable law requires that contributions be deposited with an independent third party.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13 hereof.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding Option will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (including a right to acquire the same consideration paid to the stockholders in the merger or Change in Control). In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period with respect to which such Option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under FASB ASC 718-50-25-1, including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date or terminating any outstanding Offering Period and returning contributions made through such date to Participant, including an Offering Period underway at the time of the Administrator action;

(iv) allocating shares;

(v) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(vi) reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan will become effective upon its adoption by the Board, but no Options shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after of its approval by the Board. The Plan will continue in effect until terminated under Section 20 or until no Options are available for grants hereunder.

24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. Covenants of the Company. The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Options. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

26. Not a Contract of Employment. The Plan and Offerings do not constitute an employment contract. Nothing in the Plan or in any Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of a Participant.

27. Governing Law. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

EXHIBIT A to 2019 Employee Stock Purchase Plan (Appendix B)

PCTEL, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

❑ Original Application	OfferingDate:
❑ Change in Payroll Deduction Rate

1. I, ______________________, hereby elect to participate in the PCTEL, Inc. 2019 Employee Stock Purchase Plan (the “Plan”), and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0% to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5. Shares of Common Stock purchased for me under the Plan should be issued in my name.

6. I understand that if I dispose of any shares received by me pursuant to the Employee Stock Purchase Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me.

7. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8. I hereby agree to be bound by the terms of the Plan and the applicable Offering document. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT B to 2019 Employee Stock Purchase Plan (Appendix B)

PCTEL, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the PCTEL, Inc. 2019 Employee Stock Purchase Plan (the “Plan”) that began on _____________________ (the “Offering Date”), hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all of the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name:

Address:

Signature:

Date:

EXHIBIT C to 2019 Employee Stock Purchase Plan (Appendix B)

PCTEL, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

OFFERING DOCUMENT

In this document, capitalized terms not otherwise defined shall have the same definitions as set forth in the 2019 PCTEL, Inc. Employee Stock Purchase Plan.

1. Offering.

(a) Offering Period. The Offering Period hereunder shall begin on ______________ (the “Offering Date”) and shall end on ________________, unless terminated earlier as provided below. Except as provided below, the Offering Period and the Purchase Period shall be approximately six (6) months in duration.

(b) Exercise Date. Except as provided below, the Exercise Date is the last Trading Day of the Purchase Period.

(c) Purchase Price. The Purchase Price of an Option will be equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.

2. Eligible Employees.

(a) Each individual who is an Eligible Employee on the Offering Date hereunder and is either (i) an employee of the Company; (ii) an employee of a Designated Subsidiary shall be granted an Option on the Offering Date.

(b) Each individual who first becomes an Eligible Employee during the Offering other than on the Offering Date shall not be granted an Option under this Offering.

(c) Notwithstanding the foregoing, the following employees shall not be Eligible Employees or be granted Options under the Offering:

(i) Employees whose customary employment is twenty (20) hours per week or less or five (5) months per calendar year or less; or

(ii) five percent (5%) stockholders (including ownership through unexercised and/or unvested stock options) as described in Section 3(b)(i) of the Plan.

3. Grant of Options.

(a) Subject to the limitations herein and in the Plan, a Participant’s Option shall permit the Participant to purchase on the Exercise Date (at the Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price.

(b) Notwithstanding the foregoing, no Option shall be granted to a Participant to the extent that the Participant’s right to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

(c) Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be purchased on the Exercise Date by any one Eligible Employee during the Offering shall not exceed two thousand (2,000) shares.

4. Exercise of Option.

(a) Unless a Participant withdraws from the Plan, his or her Option will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the Option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; and any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant.

(b) Notwithstanding any Plan provision to the contrary, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date.

5. Participation.

(a) An Eligible Employee who does not have an effective subscription agreement on file with the Administrator on the Offering Date, may participate in the Offering by submitting a properly completed subscription agreement (Exhibit A to the Plan) to the Administrator by _______________, 20___ at the following address in-person or via intra-office or U.S. mail or facsimile:

Michelle Henry

471 Brighton Drive

Bloomingdale, IL 60108

Phone: 630-339-2058

Facsimile: 630-339-2001

(b) At the time of enrollment, the Eligible Employee must elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period but before the Exercise Date. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless the Participant earlier terminates his participation by submitting a written notice of withdrawal (Exhibit B to the Plan) to the Administrator in a manner specified in subsection (a) above.

(c) A Participant may increase or decrease the rate of his or her payroll deductions during the Offering Period by properly completing and submitting to the Administrator a new subscription agreement (Exhibit A to the Plan) authorizing the change in payroll deduction rate. Any change in payroll deduction rate made pursuant to this subsection (c) and Section 6(d) of the Plan will be effective as of the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(d) A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan at any time by submitting to the Administrator a written notice of withdrawal in the form prescribed by the Administrator (Exhibit B to the Plan). All of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal and such Participant’s Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan.

(e) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the shares reserved under the Plan that are subject to the Offering has been filed by the Company and has become effective. If the provisions of this Section are applicable, the Company shall establish such procedures as will enable the purposes of the Plan to be satisfied while complying with applicable securities laws.

6. Notices and Agreements. Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company (including documents delivered in electronic form, if authorized by the Company), and unless specifically provided for in the Plan or this Offering, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

7. Exercise Contingent on Stockholder Approval. The Options granted under the Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain treatment as an Employee Stock Purchase Plan.

8. Offering Subject to Plan. This Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

PCTEL, INC. 471 BRIGHTON DRIVE BLOOMINGDALE, IL 60108

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors

Nominees

01)	Gina Haspilaire 02) M. Jay Sinder

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	Approval of the PCTEL, Inc. 2019 Stock Incentive Plan					☐	☐	☐

3.	Approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan					☐	☐	☐

4.	Non-binding advisory vote to approve the Company’s named executive officer compensation					☐	☐	☐

5.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019					☐	☐	☐

NOTE: Giving your proxy also means that you authorize the persons named as proxies to vote in their discretion on any other matter properly presented at the meeting or any postponement or adjournment thereof.
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

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PCTEL, INC.

Annual Meeting of Stockholders

May 29, 2019 at 4:00 PM CDT

This proxy is solicited by the Board of Directors

The stockholders hereby appoint David A. Neumann and Kevin J. McGowan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PCTEL, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM CDT on May 29, 2019, at the PCTEL headquarters, located at 471 Brighton Drive, Bloomingdale, IL 60108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side